United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ON DECK CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1400 Broadway, 25th Floor

New York, New York 10018

THURSDAY, MAY 7, 2020 8:00 a.m. Mountain time OnDeck’s Denver Office 101 West Colfax Avenue 9th Floor Denver, Colorado 80202

Voting Proposals

1.	To elect three Class III directors;
2.	To provide advisory approval of our 2019 executive compensation;
3.	To provide an advisory vote on the frequency of future stockholder advisory votes on executive compensation;
4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2020; and
5.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

Stockholders of record as of March 9, 2020 may vote at the Annual Meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors.

Cory Kampfer

General Counsel and Corporate Secretary

NOTICE

of 2020 Annual
Meeting of
Stockholders

PROXY MATERIALS

This Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials, Proxy Statement, our Annual Report on Form 10-K for the year ended 2019, or 2019 Annual Report, and form of proxy are being made available on or about March 18, 2020.

VOTING

Your vote is important! Whether or not you plan to attend the meeting in person, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials. You may vote over the Internet, by telephone or by mailing a proxy card. Please review the instructions on the proxy card regarding each of these voting options. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Please read the entire Proxy Statement before casting your vote.

ATTENDING THE MEETING

If you plan to attend the Annual Meeting in person, please review the instructions for admission to the meeting on page 10 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 7, 2020: This Proxy Statement, along with our 2019 Annual Report, is available at the following website: www.envisionreports.com/ONDK.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting in Denver, Colorado. See page 10 for instructions on how to attend

MESSAGE FROM THE CHAIRMAN OF THE BOARD

NOAH BRESLOW MARCH 18, 2020

Dear Fellow
Stockholder:

We are pleased to invite you to attend our 2020 Annual Meeting of Stockholders to be held on May 7, 2020 at 8:00 a.m. Mountain time at our Denver Offices, 101 West Colfax Avenue 9th Floor, Denver, Colorado 80202.

At the Annual Meeting, you will be asked to vote on the four proposals listed in the Notice of Annual Meeting: (1) the election of three Class III directors; (2) to provide advisory approval of our 2019 executive compensation; (3) to provide an advisory vote on the frequency of future advisory votes on executive compensation; and (4) to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2020.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 4, and ONE YEAR for proposal 3.

Business Highlights. 2019 marked a year of solid financial results highlighted by continued growth and profitability as we advanced our strategic priorities. We entered 2019 with an ambitious agenda focused on building on the success of our US lending franchise, investing in growth adjacencies and innovating on our core risk, technology and funding strengths. We also announced two new strategic priorities for the Company in 2019 – increasing capital efficiency and pursuing a bank charter - and advanced each of these. And we announced and substantially completed a $50 million share repurchase program which was accretive to both earnings and book value per share.

We made significant progress on our strategic priorities in 2019. As a result, we are well-positioned in 2020 to further expand our core US lending business, scale our international operations to achieve profitability, drive value in our ODX platform, advance our effort to obtain a bank charter, and increase earnings per share and return on shareholders’ equity.

On behalf of our Board of Directors, and all of our OnDeck team members, thank you for being an OnDeck stockholder and for your continued support of OnDeck.

Noah Breslow

Chairman and Chief Executive Officer

New York, New York

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 7, 2020

investors.ondeck.com

2020 PROXY STATEMENT	3

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PROXY STATEMENT SUMMARY

THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND DOES NOT INCLUDE ALL OF THE INFORMATION YOU SHOULD CONSIDER REGARDING THE PROPOSALS BEING PRESENTED AT THE ANNUAL MEETING. YOU SHOULD READ THE ENTIRE PROXY STATEMENT BEFORE CASTING YOUR VOTE. PAGE REFERENCES ARE PROVIDED TO DIRECT YOU TO MORE DETAILED INFORMATION ON THE PROPOSALS.

—	VOTING PROPOSALS

Proposal 1 Election of three Class III Director Nominees

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR ALL CLASS III DIRECTOR NOMINEES

See the “Election of Directors” section on page 13 for more information.

The table below presents information on each of the Class III nominees for director of the Company and each of the continuing directors who are not being voted on at the Annual Meeting. Each of the nominees is a current Director of the Company and possesses the qualifications to serve as a member of our Board of Directors. The information set forth below is as of March 9, 2020.

Name and Principal Occupation	Class	Age	Committee Membership	Director Since	Current Term Expires	Nominated for Term Expiring
Class III Director Nominees
Noah Breslow Chairman and CEO, On Deck Capital, Inc.	III	44	• Risk Management	2012	2020	2023
Jane J. Thompson CEO, Jane J. Thompson Financial Services, LLC	III	68	• Corporate Governance and Nominating • Risk Management	2014	2020	2023
Ronald F. Verni Former President and CEO, Sage Software, Inc.	III	71	• Compensation • Corporate Governance and Nominating	2012	2020	2023
Continuing Directors
Chandra Dhandapani Chief Digital and Technology Officer, CBRE Group, Inc.	II	52	• Corporate Governance and Nominating • Risk Management	2018	2022	—
Bruce Nolop Former EVP and CFO, E*TRADE Financial Corporation	II	69	• Audit • Compensation	2016	2022	—
Manolo Sánchez Former Chairman, President and CEO, BBVA Compass	II	54	• Audit • Compensation	2018	2022	—
Daniel Henson Former EVP, GE Capital Holdings/CEO, GE Capital Americas	I	59	• Risk Management	2016	2021	—
Neil E. Wolfson Former President, SF Capital Group, LLC	I	55	• Audit • Risk Management	2011	2021	—

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Board Composition and Governance Highlights

The Board regularly examines the skills, qualifications and experience of its members to ensure that it is comprised of a diverse group of individuals who can best support the Company’s strategy and represent stockholder interests. We believe our Board is well-rounded and reflects an effective mix of backgrounds and perspectives from both new and seasoned Company directors.

Corporate Governance and Board Practices

We employ best practices in corporate governance and consistently examine opportunities to adopt new or refine existing practices that will support our stockholders’ interests.

7 out of 8 directors and 100% of our Audit, Compensation and Nominating Committees are independent
Our Audit Committee members are all audit committee financial experts
Regular Board executive sessions are held without management present
A Lead Independent Director fosters effective collaboration among directors and counterbalances combined Chair/CEO
We have robust stock ownership guidelines for our CEO and directors
A Board Diversity Policy supports the identification and appointment of diverse candidates to our Board
Our Board and management are subject to a global Code of Business Conduct and Ethics
Our Insider Trading Policy restricts stock trading to quarterly windows and requires mandatory pre-clearance
We have a majority vote policy in uncontested director elections and a director resignation policy
Stockholders have the same voting rights – one vote per share
We annually seek stockholder ratification of our independent registered public accounting firm
We do not maintain a stockholder rights plan or “poison pill”
Director compensation is reviewed annually by our Compensation and Nominating Committees
Our Board and each committee conduct an annual self-evaluation of performance
Our Disclosure Committee oversees our disclosure obligations to ensure timely and accurate reporting

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Proposal 2 Advisory Approval of our 2019 Executive Compensation

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR THIS PROPOSAL

Executive Compensation Program

Our executive compensation program is designed to recruit and retain highly qualified executive officers, reward strong Company performance, and align the long-term interests of our executive officers with those of our stockholders. We do this by offering competitive compensation that is reflective of market practices and comprised of elements that promote strong short- and long-term performance. The table below offers a snapshot of the key components of our executive compensation program and the rationale underlying each element.

Component	Form	Purpose
Salary	Cash	Provides a stable source of income for performing day-to-day job responsibilities.
Short-Term Incentive	Cash	Semi-annual performance-based award opportunity based on achievements with respect to individual and Company defined goals and metrics.
Long-Term Incentives	Time-based Restricted Stock Units (RSUs)	Aligns employees with shareholders and promotes employee retention by vesting in four equal installments over four years subject to employment with the Company through each vesting date.
	Performance-based Restricted Stock Units (PBRS) Performance Units, payable in cash (PSU)	Award opportunity eligible for vesting based on achievements with respect to metrics established by the Compensation Committee for the performance period. Encourages long-term focus on Company goals and strong performance by rewarding executives only for achievements above threshold levels.
Retirement	401(k)	Provides retirement income through Company matching contributions equal to 50% of employee salary deferrals up to 6% of such deferrals.

Compensation Governance

Our compensation governance practices reflect a pay-for-performance philosophy and commitment to aligning our executives’ and stockholders’ interests.

WHAT WE DO	WHAT WE DON’T DO
Performance-based short-term cash incentive compensation that is entirely at-risk	No “single-trigger” change in control payments or benefits
100% independent directors on our Compensation Committee	No tax gross-ups for change in control payments or benefits
Independent compensation consultant directly engaged by and reporting to our Compensation Committee	No post-employment retirement or pension type benefits for our executive officers that are not available to our employees generally
Cap our annual incentive and long-term incentive award payouts at 160% and 150%, respectively, of target and eliminate payouts entirely for performance below a minimum threshold	No executives or directors are permitted to engage in hedging or derivatives trading with Company stock
Seek recovery of performance-based incentive compensation pursuant to our clawback policy	No perquisites are offered to our named executive officers except for relocation expenses, from time to time
Robust stock ownership guidelines for our CEO and directors ensures alignment with stockholders’ interests	No employment agreements between the Company and our named executive officers

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2019 Performance and Compensation Levels

Consistent with our pay-for-performance philosophy, we paid long-term incentive compensation to our NEOs below target levels for the year ended December 31, 2019 because the following performance levels achieved were below targets established by the Compensation Committee:

Short-term incentive compensation payable to our NEOs reflects a blend of below target and at target performance on our Company performance metrics for the first half of 2019, and a blend of target and above-target performance on our Company performance metrics for the second half of 2019.

(1)	Non-GAAP measure. Adjusted Pre-Tax Income is calculated as Income (loss) from operations, before provision for income taxes adjusted to exclude stock-based compensation expenses. For purposes of short-term incentive compensation for the first half of 2019 and long-term incentive compensation for the year ended December 31, 2019, Adjusted Pre-Tax Income has been further adjusted to exclude the April 1, 2019 business combination with Evolocity Financial Group.
(2)	Non-GAAP measure. Adjusted Gross Revenue is calculated as our 2019 Gross Revenue, which represents the sum of interest and finance income, gain on sales of loans and other revenue, less revenue attributable from the April 1, 2019 business combination with Evolocity Financial Group.
(3)	Non-GAAP measure. Adjusted Loan Growth was a metric for the first half of 2019, and is calculated as the percentage change in loans and finance receivables from December 31, 2018 to June 30, 2019, less the increase attributable from the April 1, 2019 business combination with Evolocity Financial Group.
(4)	Loan Growth was a metric for the second half of 2019, and is calculated as the percentage change in Loans and finance receivables from June 30, 2019 to December 31, 2019.
(5)	Non-GAAP measure. Adjusted Reserve Ratio was a metric for the first half of 2019, and is calculated as our allowance for credit losses at June 30, 2019 divided by the Unpaid Principal Balance at June 30, 2019 less, in each case, amounts attributable from the April 1, 2019 business combination with Evolocity Financial Group. Unpaid Principal Balance represents the total amount of principal outstanding on loans, plus outstanding advances relating to other finance receivables and the amortized cost of loans purchased from other than our issuing bank partner at the end of the period. It excludes net deferred origination costs, allowance for credit losses and any loans sold or held for sale at the end of the period.
(6)	Reserve Ratio was a metric for the second half of 2019, and is calculated as our allowance for credit losses at December 31, 2019 divided by the Unpaid Principal Balance at December 31, 2019. Unpaid Principal Balance is defined in footnote (5).

See the discussions of Annual Short-Term Incentive Compensation beginning on page 36 and Long-Term Incentive Compensation beginning on page 38 for more information.

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Proposal 3	Advisory Vote on Frequency of Future Stockholder Advisory Votes on Executive Compensation

THE BOARD RECOMMENDS STOCKHOLDERS VOTE ONE YEAR FOR THIS PROPOSAL

The Board of Directors believes that an annual advisory vote to approve executive compensation is the most appropriate policy for our stockholders and the Company at this time. While this vote is non-binding, the Company values the opinions of its stockholders and will consider the outcome of the vote when determining the frequency of future stockholder advisory approvals of executive compensation. Consistent with current prevailing market practice and the Board’s compensation philosophy, the Board recommends an annual frequency for the stockholder advisory vote on executive compensation.

See page 52 for more information.

Proposal 4	Ratification of Ernst & Young LLP as our Independent Registered Public Accountants for 2020

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR THIS PROPOSAL

OnDeck’s Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accountants for 2020. While stockholder ratification of our independent registered public accountants is not required under our governance documents, we are submitting this item to a vote as a matter of good corporate governance.

See page 58 for more information.

—	ADDITIONAL VOTING INFORMATION

•	Quorum - At the Annual Meeting, the presence in person or by proxy of a majority of the voting power of the shares issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. Abstentions and broker non-votes will qualify for determining whether there is a quorum.
•	Proposal 1 (Election of Directors) - Each nominee for director is elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” the nominee. Any nominee who receives more votes cast “FOR ” their election than “AGAINST” will be elected as a Class III director to serve until the 2023 Annual Meeting of Stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote, however, they will qualify for determining whether there is a quorum.
•	Proposal 2 (Advisory Approval of our 2019 Executive Compensation) - The approval, on an advisory basis, of the compensation of our NEOs in this Proxy Statement requires the “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
•	Proposal 3 (Advisory Vote on Frequency of Future Stockholder Advisory Votes on Executive Compensation) - The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this vote.
•	Proposal 4 (Ratification of Ernst & Young LLP) - The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

If your shares are held by a broker, you must instruct your broker how to vote for Proposals 1, 2 and 3. If you have not instructed the broker how to vote, your shares will not be voted with respect to Proposals 1, 2 and 3, however, your broker does have the discretionary authority to vote your shares on Proposal 4.

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GENERAL INFORMATION

Q:	Why am I receiving these materials?
A:	This Proxy Statement is furnished to you by the Board of Directors of On Deck Capital, Inc., or the Board or Board of Directors, in connection with our 2020 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting is to be held on Thursday, May 7, 2020 beginning at 8:00 a.m. Mountain time at our Denver Offices, 101 West Colfax Avenue, 9th Floor Denver, Colorado 80202. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “OnDeck” refer to On Deck Capital, Inc.
We have mailed the Notice of Internet Availability of Proxy Materials to all stockholders and beneficial owners of record as of March 9, 2020, the record date for the Annual Meeting. All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement, as filed with the U.S. Securities and Exchange Commission, or SEC, on or about March 18, 2020, and our 2019 Annual Report. The Notice of Internet Availability of Proxy Materials includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone, by mail, or in person, or how to request a paper copy of the proxy materials. This Proxy Statement and our 2019 Annual Report are available at www.envisionreports.com/ONDK.
Q:	What is included in these materials?
A:	These materials include this Proxy Statement and our 2019 Annual Report. These materials were first made available to you on the Internet on or about March 18, 2020. For additional information about OnDeck, please visit our website at www.ondeck.com. The information on our website is not a part of this Proxy Statement.
Q:	What items will be voted on at the Annual Meeting?
A:	Stockholders will vote on the following items at the Annual Meeting:

•	To elect each of Noah Breslow, Jane J. Thompson and Ronald F. Verni as Class III directors;
•	To provide advisory approval of our 2019 executive compensation;
•	To provide an advisory vote on the frequency of future stockholder advisory votes on executive compensation;
•	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2020; and
•	To transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?
A:	The Board recommends a vote:

•	FOR the election of each of Noah Breslow, Jane J. Thompson and Ronald F. Verni as Class III directors;
•	FOR the approval of our 2019 executive compensation;
•	Of ONE YEAR for the frequency of future stockholder advisory votes on executive compensation; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2020.

Q:	Who is making this solicitation?
A:	The proxy for the Annual Meeting is being solicited on behalf of the Board of Directors of OnDeck.
Q:	Who pays for the proxy solicitation process?
A:	OnDeck will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. We may also solicit proxies by email from stockholders who are our employees or who requested to receive or received proxy materials electronically. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses.
Q:	Who may vote at the Annual Meeting?
A:	Stockholders of record as of the close of business on March 9, 2020, or the Record Date, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 58,419,304 shares of OnDeck’s common stock issued and outstanding. Each share of OnDeck’s common stock is entitled to one vote on each matter.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., or Computershare, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by OnDeck.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

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Q:	If I am a stockholder of record of OnDeck’s shares, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•	In Person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive upon request.

Please note that the Internet and telephone voting facilities will close at 1:00 a.m. New York time on May 7, 2020.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
•	In Person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy for you by your broker, bank, trustee, or other nominee.

Q:	If I submit a proxy, how will it be voted?
A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:	What should I do if I get more than one proxy or voting instruction card?
A:	Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.
Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.
Stockholder of Record. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described on page 10 (and until the applicable deadline for each method), (2) providing a written notice of revocation to OnDeck’s Corporate Secretary at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.
Beneficial Owner of Shares Held in Street Name. For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Q:	Can I attend the meeting in person?
A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of March 9, 2020, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date, for example by producing a brokerage statement as of March 2020. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.
Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:	At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the shares issued and outstanding and entitled to vote at the Annual Meeting

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is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.
Q:	What is the voting requirement to approve each of the proposals?
A:	Proposal 1 (Election of Directors) - Each nominee for director is elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” the nominee. Any nominee who receives more votes cast “FOR” their election than “AGAINST” will be elected as a Class III director to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Any director nominee who does not receive a majority of the votes cast “FOR” his or her election is required to promptly tender his or her resignation in accordance with the procedures outlined in our Amended and Restated Bylaws, as amended through October 31, 2018, or Bylaws, and our Corporate Governance Guidelines. Abstentions and broker non-votes will have no effect on the outcome of the vote, however, they will qualify for determining whether there is a quorum.
Proposal 2 (Advisory Approval of our 2019 Executive Compensation) - The approval, on an advisory basis, of the compensation of our NEOs in this Proxy Statement requires the “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on our Board or the Company. However, our Board or our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 3 (Advisory Vote on Frequency of Future Stockholder Advisory Votes on Executive Compensation) - The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this vote.
Proposal 4 (Ratification of Ernst & Young LLP) - The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.
Q:	What are broker non-votes?
A:	Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter - the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on any other proposal absent direction from you.
Q:	Who will tabulate the votes?
A:	OnDeck’s Corporate Secretary will serve as the Inspector of Election and will tabulate the votes at the Annual Meeting.
Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
A:	Stockholder Proposals for 2021 Annual Meeting of Stockholders. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2021 Annual Meeting of Stockholders by submitting their proposals in writing to OnDeck’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders, the Corporate Secretary of OnDeck must receive the written proposal at our principal executive offices no later than November 18, 2020. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
If we hold our 2021 Annual Meeting of Stockholders more than 30 days before or more than 60 days after May 7, 2021 (the one-year anniversary date of the 2021 Annual Meeting of Stockholders), then notice of a stockholder proposal that is intended to be included in our proxy statement for our 2021 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices:

•	not earlier than the close of business on the 120th day prior to such annual meeting, or
•	not later than the close of business on the later of (i) the 90th day prior to such annual meeting, and (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Proposals should be addressed to On Deck Capital, Inc., Attn. Corporate Secretary, at 1400 Broadway, 25th Floor, New York, New York 10018.
Stockholder Recommendation and Nomination of Director Candidates. Pursuant to our Nominating Committee’s Policies and Procedures for Director Candidates, stockholders holding at least one percent (1%) of the fully diluted capitalization of OnDeck continuously for at least 12 months may propose director candidates for consideration by our Nominating Committee. A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 1400 Broadway, 25th

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Floor, New York, New York 10018. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.
In addition, our Bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record both at the time the stockholder provides proper written notice of the proposed nomination and as of the record date determining stockholders entitled to vote at the annual meeting. Nominations by eligible stockholders must also be in proper written form in compliance with the requirements of our Bylaws.
Copy of Bylaw Provisions. Our Bylaws were filed as Exhibit 3.2 to our Form 10-Q filed with the SEC on November 6, 2018. A link to this filing is available on our investor relations website at https://investors.ondeck.com/investor-overview/overview/default.aspx. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The Bylaws, and not the foregoing summary, together with applicable law control stockholder actions and nominations relating to our annual meetings.
Q:	I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability for the proxy materials. How may I obtain an additional copy of the proxy materials?
A:	The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials for our proxy materials addressed to those stockholders. This process is commonly referred to as “householding.” This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Brokers with account holders who are OnDeck stockholders may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or OnDeck that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, you may: (1) notify your broker; (2) direct your written request to: Investor Relations, On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018; or (3) contact our Investor Relations department by email at ir@ondeck.com or by telephone at (646) 668-3582. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials at a shared address to which a single copy of the document was delivered.
Q:	What if I have questions about my OnDeck shares or need to change my mailing address?
A:	You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 1-800-736-3001 (U.S.) or +1-781-575-3100 (outside the U.S.), or by email at web. queries@computershare.com, if you have questions about your OnDeck shares or need to change your mailing address.

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PROPOSAL 1 ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is determined by our Board of Directors, subject to the terms of our Amended and Restated Certificate of Incorporation, or Certificate, and Bylaws. Our Board of Directors consists of eight directors, seven of whom qualify as “independent” under New York Stock Exchange, or NYSE, listing standards. As stated in our Certificate and Bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. On February 13, 2020, our Board of Directors fixed the number of directors constituting the full Board at eight members.

—	BOARD COMPOSITION

The Corporate Governance and Nominating Committee, or Nominating Committee, works with the Board to determine periodically the desired Board qualifications and experience based on the Board’s needs at the time. The Board will consider several factors in determining a candidate’s qualifications for membership to the Board including professional experience and other individual qualities and attributes that contribute to a diverse mix of viewpoints and experience represented on the Board. The Nominating Committee and the Board evaluate each individual in the context of the membership of the Board as a group, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, relevant experience and diverse viewpoints.

Required Qualifications for Board Membership

The Board of Directors and Nominating Committee require all directors and director candidates to be of high character and integrity, and have the ability to offer advice and guidance to our Company leaders based on experience gained in positions with a high degree of responsibility and be leaders in the companies with which they are or were affiliated. Each director and director candidate must also ensure that other existing and anticipated future commitments do not interfere with his or her service as a director. Our Nominating Committee also considers the applicable provisions of its Policies and Procedures for Director Candidates which is available in the Investors section of our website at https://investors.ondeck.com/investor-overview/overview/default.aspx.

In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company, tenure and other qualifications set forth in the Nominating Committee’s charter or developed and approved by the Nominating Committee.

Key Qualifications and Experience for Board Membership

The Board has identified key qualifications and experience that are important to be represented on the Board based on the Company’s current business strategy and future business goals. These qualifications and experiences are evaluated regularly and updated, as needed, to adapt to the evolving needs of the Board and the Company. This list is not intended to be exhaustive, but rather a summary of the key criteria considered by the Board during the nomination and appointment process.

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Financial Services/ Fintech Industry	Experience in the financial services or fintech industries including investment, commercial banking, global financial markets, lending and private equity enables the board to effectively oversee OnDeck’s financial position, strategy and business model.
Regulatory/ Government Affairs	Experience with regulated industries and legislation involving commercial lending and businesses in general is important given the complexity of our business and consideration of regulatory alternatives.
Executive Leadership	Experience serving a senior executive of a corporation with broad operational leadership and a practical understanding of how complex businesses function including experience in core management areas, developing vision, strategy and execution, organizational and talent development, functional strategies and teamwork to achieve company goals.
Board/Governance	Membership on the board of a public or private company, knowledge of corporate governance practices and trends, and experience interacting with stockholders provides an understanding of matters impacting OnDeck’s governance profile and business objectives.
Technology	Experience overseeing innovative technology, cybersecurity, information systems, data management, disruption and privacy matters allows the board to oversee OnDeck’s loan operations, security practices, investments in technology and related risks.
Risk Management	Experience assessing and managing risks that could impact OnDeck’s business including those related to credit, cybersecurity and technology, and interest rate, liquidity and market-based risks enables the board to effectively oversee our risk profile and risk management programs.
Accounting/Finance	Experience as an accountant or auditor at an accounting firm or chief financial officer of a corporation, or other relevant experience in auditing, analyzing or evaluating financial statements and company valuation.
International	Broad international experience working at a multinational corporation is important as OnDeck expands its global operations and currently operates within multiple international jurisdictions.
Mergers and Acquisitions	Experience pursuing inorganic strategic opportunities by identifying markets and products to support growth, identifying specific targets, valuation, negotiations, closing and integration.

Board Diversity Policy

The Board of Directors adopted a Board Diversity Policy in 2018 to further advance its commitment to promoting diversity within the Company. The Board recognizes the value of diversity in achieving Company objectives and maintaining sound governance practices as it brings together individuals with different perspectives and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making that best serves stockholder interests.

In identifying qualified candidates for nomination to the Board, the Nominating Committee seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of qualifications and experience that reflect the complex and dynamic nature of our business and meet the needs of the Company at any given time. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities including professional qualifications, business experience, age, gender, race and ethnicity.

Our Board of Directors is comprised of eight directors with varying backgrounds and characteristics which collectively form a well-rounded group of individuals with deep knowledge of our business and industry, and a blend of seasoned and fresh perspectives.

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The chart below summarizes the key qualifications and experience of each director considered by the Board and Nominating Committee for his or her nomination and appointment. The Board and Nominating Committee considers these factors, and others, in identifying candidates for election or reappointment to the Board.

	Noah Breslow	Chandra Dhandapani	Dan Henson	Bruce Nolop	Manolo Sánchez	Jane Thompson	Ron Verni	Neil Wolfson
Financial Services/ Fintech Industry
Regulatory/Government Affairs
Executive Leadership
Board/Governance
Technology
Risk Management
Accounting/Finance
International
Mergers and Acquisitions

—	DIRECTOR NOMINEES

Upon the recommendation of Nominating Committee, the Board has nominated each of Noah Breslow, Jane J. Thompson and Ronald F. Verni to serve as Class III directors. If elected, Mr. Breslow, Ms. Thompson and Mr. Verni will each hold office for a three-year term until our Annual Meeting of Stockholders to be held in 2023. Set forth below are the names and biographies of our three nominees for Class III directors and the continuing members of our Board of Directors in Classes I and II. All information is as of March 9, 2020.

Class III Director Nominees (Nominated for Term Expiring 2023)

Noah Breslow

Age 44

Director

since: 2012

NOT INDEPENDENT

Committee:

•  Risk Management

Skills and Qualifications:

We believe Mr. Breslow is qualified to serve as a member of the Board of Directors because of his substantial operational and business strategy expertise gained from serving as our Chief Executive Officer and because of his extensive  experience in the technology industry.

Other Public Company Boards:

•  None

Mr. Breslow has served as our Chief Executive Officer and Chairman of the Board of Directors since June 2012. Previously, he served as our Chief Operating Officer from October 2011 to June 2012, our Chief Product Officer from October 2009 to September 2011, our Senior Vice President, Products and Technology from March 2008 to September 2009, and our Vice President, Products and Technology from June 2007 to February 2008. Prior to joining us, Mr. Breslow was Vice President of Marketing and Product Management for Tacit Networks, Inc., a provider of wide area network optimization solutions, from December 2003 through January 2007. Mr. Breslow holds an S.B. in Computer Science and Engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

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Jane J. Thompson

Age 68

Director

since: 2014

INDEPENDENT

Committees:

•  Corporate Governance and Nominating (Chair)

•  Risk Management

Skills and Qualifications:

We believe Ms. Thompson is qualified to serve as a member of the Board of Directors because of her over 30 years of leadership experience and a proven track-record as an independent board member and adviser to a wide range of multi-billion dollar organizations across financial services, management consulting, private equity, consumer goods, and technology industries.

Other Public Company Boards:

•  Navient Corporation (since 2014)

•  Mitek Systems Inc. (since 2017)

•  Blackhawk Network Holdings, Inc. (2014 - 2018)

•  Verifone Systems, Inc. (2014 - 2018)

Ms. Thompson has been the Chief Executive Officer of Jane J. Thompson Financial Services LLC since 2011, a consulting firm that she founded. Ms. Thompson served as President, Financial Services, Walmart, Inc., from 2002 to 2011. Previously, she led Sears Credit, Sears Home Services and Sears Online groups within Sears, Roebuck & Company, was a partner with McKinsey & Company, Inc. and a brand manager at Procter & Gamble. Ms. Thompson currently serves as a director of Navient Corporation, a loan management, servicing and asset recovery company, and Mitek Systems, Inc., a global provider of mobile capture and identity verification software solutions. She previously served as a director of The Fresh Market, Inc., from 2012 to 2016, a specialty food retailer. Ms. Thompson has also served as an advisor to the Consumer Financial Protection Bureau from 2012 to 2015 and a board member of the Center for Financial Services Innovation from 2014 through 2017. Ms. Thompson holds a B.B.A. in Marketing from the University of Cincinnati and an M.B.A. from Harvard Business School.

Ronald F. Verni

Age 71

Director

since: 2012

INDEPENDENT

Committees:

•  Compensation (Chair)

•  Corporate Governance and Nominating

Skills and Qualifications:

We believe Mr. Verni is qualified to serve as a member of the Board of Directors because of his public company leadership and corporate governance experience and his business strategy expertise gained from his substantial experience  in the technology industry.

Other Public Company Boards:

•  Craneware plc (since 2009)

Mr. Verni has mentored startup companies and worked with high technology incubator entities since July 2008. He previously served on the board of directors of Kewill, plc from June 2011 to June 2012. He was Chief Executive Officer of Corrigo, Inc., a software as a service, or SaaS, company, from January 2008 to June 2008. From September 1999 to October 2007, Mr. Verni was President and Chief Executive Officer of Sage Software, Inc., a management and software services company, and a member of the board of directors of the Sage Group, plc. He currently serves as a member of the board of directors of Craneware, plc. Mr. Verni holds a B.S. in Engineering and Management from Clarkson University.

—	VOTE REQUIREMENT

Each Class III director nominee is elected by the affirmative vote of the majority of the votes cast in person or by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. In order to be elected the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” such nominee’s election. Accordingly, the director nominees who receive more votes “FOR” his or her election than “AGAINST” his or her election will be elected as Class III directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote, however, they will qualify for determining whether there is a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE CLASS III NOMINEES.

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—	CONTINUING DIRECTORS

Class I (Term Expires 2021)

Daniel Henson

Age 59

Director

since: 2016

LEAD INDEPENDENT
DIRECTOR

Committee:

•  Risk Management (Chair)

Skills and Qualifications:

We believe Mr. Henson is qualified to serve as a member of the Board of Directors because of his extensive leadership and other financial services experience gained from his time in various senior executive roles at General Electric Company.

Other Public Company Boards:

•  Healthcare Trust of America, Inc. (2016-2020)

Mr. Henson worked for the General Electric Company, or GE, for over 30 years and held a variety of senior positions at GE and GE Capital. Prior to his retirement in 2016, he served as Executive Vice President of GE Capital and CEO of GE Capital Americas, where he was responsible for all commercial lending and leasing businesses in North America and oversaw capital markets activities at GE Capital and GE Capital’s industrial loan company bank in Utah. Prior to that, he served as Chief Marketing Officer of GE and Six Sigma Quality Leader at GE Capital. He also served as the CEO of a number of GE Capital’s financial services businesses in the U.S. and internationally. He currently serves as non-executive Chairman of three private companies: Alight Solutions, Exeter Finance Corp. and Promontory Interfinancial Network, LLC. Mr. Henson holds a B.B.A. in Marketing from George Washington University.

Neil E. Wolfson

Age 55

Director

since: 2011

INDEPENDENT; AUDIT
COMMITTEE FINANCIAL EXPERT

Committees:

•  Audit (Chair)

•  Risk Management

Skills and Qualifications:

We believe Mr. Wolfson is qualified to serve as a member of the Board of Directors because of his extensive corporate finance experience gained from his time in the investment management industry.

Other Public Company Boards:

•  None

Mr. Wolfson served as the President of SF Capital Group, LLC, an investment firm, from January 2009 to September 2018. From July 2004 to December 2008, Mr. Wolfson served as Chief Investment Officer and President of Wilmington Trust Investment Management, an investment management firm. Earlier in his career, Mr. Wolfson was a partner at KPMG LLP, an audit, tax and advisory services firm, and the Chief Investment Officer of the Analytical Investment Strategies Group and Managing Director of the PRIME Asset Consulting Group at Kidder, Peabody and Co., a securities firm. Mr. Wolfson is a Professor at Rutgers Business School. He is a Chartered Financial Analyst and holds a B.S. in Management and an M.B.A. in Finance from New York University.

Class II Directors (Term Expires 2022)

Chandra Dhandapani

Age 52

Director

since: 2018

INDEPENDENT

Committees:

•  Corporate Governance and Nominating

•  Risk Management

Skills and Qualifications:

We believe Ms. Dhandapani is qualified to serve on our Board of Directors because of her significant experience in digital strategy, data and all aspects of technology globally, including infrastructure, cybersecurity and product development.

Other Public Company Boards:

•  None

Ms. Dhandapani has served as the Chief Digital and Technology Officer and Global Group President, Valuation and Advisory Services, of CBRE Group, Inc., the world’s largest commercial real estate services company, since 2019. Prior to joining CBRE, she served in several senior technology roles at Capital One Financial for 17 years, including Digital Transformation Leader and Chief Technology Officer, Financial Services Division, and Chief Information Officer for their auto lending, mortgage, and home equity lending businesses. She earned a B.S. in Mathematics and an M.B.A. in Marketing & Finance from IRMA India. She also holds an M.B.A in Information Systems from the University of Texas at Arlington.

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Bruce P. Nolop

Age 69

Director

since: 2016

INDEPENDENT; AUDIT
COMMITTEE FINANCIAL EXPERT

Committees:

•  Audit

•  Compensation

Skills and Qualifications:

We believe Mr. Nolop is qualified to serve as a member of the Board of Directors because of his financial and accounting expertise gained from his prior experience as chief financial officer of two publicly traded corporations and as an investment banker. In addition, his current service on other public company boards of directors provides us with important perspectives on corporate governance matters.

Other Public Company Boards:

•  TEGNA, Inc. (since 2015)

•  Marsh & McLennan Companies, Inc. (since 2008)

Mr. Nolop served as Executive Vice President and Chief Financial Officer at E*TRADE Financial Corporation, an online discount stock brokerage company, from September 2008 through December 2010 and retired from E*TRADE in March 2011. He previously served as Executive Vice President and Chief Financial Officer at Pitney Bowes Inc., a technology solutions provider, from 2000 to 2008. Earlier in his career, Mr. Nolop served as a Managing Director at Wasserstein Perella and held positions at Goldman Sachs, Kimberly-Clark and Morgan Stanley. He currently serves as a member of the board of directors of TEGNA Inc., a broadcast and digital company, Marsh & McLennan Companies, Inc., a global professional services firm, and CLS Group, a privately-held provider of settlement services in the foreign exchange market. Mr. Nolop holds a B.A. in Political Science from the University of South Dakota, an M.B.A. from the Stanford Graduate School of Business and a J.D. from Stanford Law School.

Manolo Sánchez

Age 54

Director

since: 2018

INDEPENDENT; AUDIT
COMMITTEE FINANCIAL EXPERT

Committees:

•  Audit

•  Compensation

Skills and Qualifications:

We believe Mr. Sánchez is qualified to serve as a member of the Board of Directors due to his 27-year banking career, and his extensive experience in international banking and executive leadership roles in risk management, real estate financing, correspondent, community, corporate and investment banking.

Other Public Company Boards:

•  Stewart Information Services Corporation (since 2019)

•  Fannie Mae (since 2018)

Mr. Sánchez served as Chairman, President and CEO of BBVA Compass Bank, or BBVA Compass, a U.S. commercial bank, from September 2010 to January 2017, and as its Chairman from January 2017 to November 2017. Previously, he served as Senior Executive Vice President, Community Banking, Compass Bank (acquired by BBVA Compass) from March 2008 to December 2008, and President and CEO of The Laredo National Bank (acquired by BBVA Compass) from July 2005 to March 2008. He also served as Chief Risk Officer, BBVA Bancomer, Mexico City from February 2002 to July 2005. He currently serves as a board member of Fannie Mae, a leading source of financing for mortgage lenders, and Stewart Information Services Corporation, a publicly traded title and escrow services company, and an Adjunct Professor of Management at Rice University. Mr. Sánchez holds a B.A. in Economics and Political Science from Yale University, and master’s degrees in international relations from the London School of Economics and in advanced European economics from the College of Europe in Bruges, Belgium.

During the five years ended December 31, 2019, each of our directors, other than Messrs. Sánchez and Wolfson, has held the principal occupation listed in their biography above or have been retired for that period of time. Mr. Sánchez’s and Mr. Wolfson’s employment history during that time period is reflected in each of their biographies above. Each member of our board holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE

Our Board of Directors has adopted the Company’s Corporate Governance Guidelines, or Guidelines, to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its stockholders. These Guidelines serve as a framework within which the Board can discharge its duties and foster effective governance of the Company.

Governance Highlights
Board Independence	Stockholder Rights
7 out of 8 of our directors are independent and our Audit, Compensation, and Nominating Committees are 100% independent	We have a majority vote policy in uncontested director elections and we maintain a director resignation policy
There are no related party transactions with our directors and officers	Stockholders have the same voting rights - one vote per share
Independent Board members meet regularly in Executive Session without management present	We annually seek stockholder ratification of our independent registered public accountants
A Lead Independent Director fosters effective collaboration among our independent directors and counterbalances a combined Chairman/CEO	We do not maintain a stockholder rights plan or “poison pill”
Policies and Procedures	Engagement and Refreshment
We have robust stock ownership guidelines for our directors and our CEO to further align with the interests of our stockholders	Our average Board tenure is 5.1 years, and our average Board age is 59 with more than half of our eight directors less than age 60
We have a Board Diversity Policy which supports the identification and appointment of diverse candidates to our Board	Director compensation is reviewed annually by our Compensation and Nominating Committees to ensure competitiveness relative to our peers
Our Board and management are subject to a global Code of Business Conduct and Ethics	In 2019, all directors attended 100% of our Board meetings and our Annual Stockholder Meeting
Our internal Disclosure Committee oversees OnDeck’s disclosure obligations to ensure timely and accurate reporting and support our disclosure controls and procedures processes	Our Board and each committee conduct an annual self-evaluation of performance

—	DIRECTOR INDEPENDENCE

Our Board of Directors has undertaken a review of the independence of each director who served during 2019. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors determined that neither Ms. Dhandapani and Ms. Thompson nor Messrs. Henson, Nolop, Sánchez, Verni and Wolfson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each such non-employee director or affiliated entities, and their involvement in any transactions described under “Certain Relationships and Related Party Transactions” on page 55. The Board of Directors also determined that each director other than Mr. Breslow is a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act, and an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

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—	BOARD MEETINGS AND DIRECTOR COMMUNICATIONS

During 2019, the Board of Directors held five meetings and each director attended 100% of the total number of meetings of the Board of Directors held during the period for which he or she has been a director. Seven directors attended 100% of the total number of committee meetings of the Board of Directors on which he or she served, and two directors missed one committee meeting each. Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend annual meetings of stockholders of the Company. All directors attended our 2019 Annual Meeting of Stockholders.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail to the Company’s principal executive offices addressed to the intended recipient and care of our General Counsel. Our General Counsel will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors.

—	BOARD COMMITTEES

Our Board of Directors has an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Risk Management Committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee	5 meetings in 2019
2019 Members: Neil Wolfson, Chair Bruce Nolop Manolo Sánchez

Key Oversight Responsibilities:

•

Selecting and hiring the independent registered public accounting firm to audit our financial statements

•

Helping to ensure the independence and performance of the independent registered public accounting firm

•

Approving audit and non-audit services and fees

•

Reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements

•

Reviewing results of the independent audit and the quarterly reviews, and the applicable reports and certifications regarding internal control over financial reporting and disclosure controls and procedures

•

Preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement

•

Reviewing reports and communications from the independent registered public accounting firm

•

Reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures

•

Reviewing related party transactions

•

Establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters

The composition of our Audit Committee meets the requirements for independence of Audit Committee members under current NYSE listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the current listing standards. In addition, our Board of Directors has determined that each of Mr. Wolfson, Mr. Nolop and Mr. Sánchez is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or Securities Act.

Our Audit Committee was established in accordance with, and operated under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on the Investors section of our website at https://investors.ondeck.com/investor-overview/overview/default.aspx.

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Compensation Committee	5 meetings in 2019
2019 Members: Ronald F. Verni, Chair Bruce Nolop Manolo Sánchez

Key Oversight Responsibilities:

•

Overseeing our overall compensation philosophy and compensation policies, plans and benefit programs

•

Reviewing and approving for our executive officers: the annual base salary, annual incentive awards (including the specific goals and amounts), equity compensation, severance agreements, change in control arrangements, and any other benefits, compensation or similar arrangements

•

To the extent determined appropriate by the Compensation Committee, reviewing, approving and/ or making recommendations to the Board of Directors with respect to employee compensation and overseeing equity compensation for our service providers

•

Preparing the Compensation Committee report that the SEC requires to be included in our annual proxy statement

•

Administering our equity compensation plans and the granting of equity awards pursuant to such plans

The composition of our Compensation Committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. The purpose of our Compensation Committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board of Directors relating to compensation of our NEOs.

Our Compensation Committee received advice from Pearl Meyer & Partners, LLC, or Pearl Meyer, an independent compensation consulting firm, with respect to executive compensation decisions for 2019. Working with management, Pearl Meyer provided various data and recommendations throughout the year as further discussed beginning on page 34.

Our Compensation Committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation Committee is available on the Investors section of our website at https://investors.ondeck.com/investor-overview/overview/default.aspx.

Compensation Committee Interlocks and Insider Participation

During 2019, Messrs. Nolop, Sánchez and Verni served as members of the Compensation Committee. No member of our Compensation Committee served as an executive officer or employee of OnDeck since we became a public company. None of our executive officers currently serve, or have served during 2019, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee	4 meetings in 2019
2019 Members: Jane J. Thompson, Chair Chandra Dhandapani Ronald F. Verni

Key Oversight Responsibilities:

•

Identifying, evaluating and making recommendations to our Board of Directors regarding nominees, including stockholder nominees, for election to our Board of Directors and its committees

•

Considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees

•

Reviewing developments in corporate governance practices

•

Evaluating the adequacy of our corporate governance policies, practices and reporting

•

Developing and making recommendations to our Board of Directors regarding our corporate governance guidelines

•

Reviewing the succession planning for our Chief Executive Officer and certain other executive officers

•

Developing and overseeing the annual Board of Directors and committee evaluation process

•

Evaluating the performance of our Board of Directors and its committees

•

Reviewing and making recommendations to the Board of Directors regarding director compensation

The composition of our Nominating Committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. Our Nominating Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. A copy of the charter of our Nominating Committee is available on the Investors section of our website at https://investors.ondeck.com/investor-overview/overview/default.aspx.

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Risk Management Committee	5 meetings in 2019
2019 Members: Daniel Henson, Chair Noah Breslow Chandra Dhandapani Jane J. Thompson Neil E. Wolfson

Key Oversight Responsibilities:

•

Overseeing our risk governance framework and reviewing our policies and practices on risk assessment and risk management

•

Reviewing management’s implementation of risk management policies and procedures to assess their effectiveness

•

Reviewing our risk appetite and risk tolerance, methods of risk measurement, risk limits, and the guidelines for monitoring and mitigating such risks

•

Reviewing with management the categories of risk we face, including risk concentrations and risk interrelationships, likelihood of occurrence, and potential impact

•

Evaluating reports regarding our risks, our risk management function, and the results of risk management reviews and assessments

•

Reviewing and discussing with management our risks, our management function and its effectiveness, and coordinating with management subcommittees regarding oversight of certain categories of risk determined by the Risk Management Committee

A copy of the charter of our Risk Management Committee is available on the Investors section of our website at https://investors. ondeck.com/investor-overview/overview/default.aspx.

—	CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES

Overview

The Board of Directors adopted a Board Diversity Policy in 2018 to further advance its commitment to promoting diversity within the Company. The Board recognizes the value of diversity in achieving Company objectives and maintaining sound governance practices as it brings together individuals with different perspectives and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making that best serves stockholder interests.

In identifying qualified candidates for nomination to the Board, the Nominating Committee seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, qualifications and characteristics that reflect the complex and dynamic nature of our business and meet the needs of the Company at any given time. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities including professional qualifications, business experience, age, gender, race and ethnicity.

Identifying Director Nominees

Our Nominating Committee uses a variety of methods for identifying and evaluating director nominees. Nominees may be identified by management, members of the Nominating Committee, our other directors or our stockholders (in accordance with our Bylaws and polices as described elsewhere in this Proxy Statement). The Nominating Committee may also engage third party search firms to identify qualified candidates. Any search firm engaged to assist the Nominating Committee in identifying qualified candidates for appointment to the Board will be directed to include diverse candidates in any slate of potential nominees per our Board Diversity Policy.

Our Nominating Committee will evaluate candidates that have been duly recommended or nominated by stockholders in accordance with our Bylaws and the Policies and Procedures for Director Candidates, each as in effect from time to time. The criteria the Nominating Committee uses for evaluating a candidate duly recommended or nominated by a stockholder are the same criteria used for evaluating candidates recommended by management or members of our Board of Directors. For more information on the procedures to be followed by stockholders who wish to recommend or nominate individuals to serve on our Board of Directors, see “General Information - Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” on page 11.

Director Nominee Qualifications

In evaluating director candidates, including the members of the Board eligible for re-election, our Nominating Committee will consider the current size and composition of our Board of Directors, the needs of our Board of Directors and its respective committees, and other factors that the Nominating Committee deems appropriate and in our stockholders’ best interests. The Nominating Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing Board;

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•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Director candidates must have sufficient time available in the judgment of our Nominating Committee to perform all Board of Directors and applicable committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Our Nominating Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board of Directors the director nominees for selection.

—	CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, director compensation, conflicts of interest, succession planning, committee composition, director term limits, and other important governance policies and principles. In addition, we have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. All employees and directors are required to acknowledge/certify compliance with the Code of Business Conduct and Ethics and the Company routinely offers training on topics discussed in the Code. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on the Investors section of our website at https://investors.ondeck.com/ investor-overview/overview/default.aspx.

—	STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

To further align the interests of our directors with the Company’s stockholders, the Board of Directors adopted stock ownership guidelines for our directors. The guidelines require our existing directors and newly elected directors to acquire and hold shares of the Company’s common stock equal to at least five times the value of his or her annual Board retainer within five years of the date the guidelines were adopted or five years of first joining the Board, respectively. The following equity holdings qualify toward satisfaction of the guidelines:

•	Shares directly owned by the director or the director’s immediate family members;

•	Shares beneficially owned by the director, but held in trust, limited partnerships, or similar entities for the sole benefit of the director or the director’s immediate family members;

•	Shares held in retirement or deferred compensation accounts for the director or the director’s immediate family; and

•	Shares subject to other vested time-based stock awards that the director has deferred.

Unexercised stock options do not count toward the stock ownership guidelines.

Until such time as the stock ownership level has been achieved, the Compensation Committee may require a director to retain all or a portion of the net shares received as a result of a stock option exercise or the vesting of time-based stock awards.

As of December 31, 2019, all directors met the guidelines and all owned shares of the Company’s common stock equal to more than five times their annual Board retainer except for Ms. Dhandapani and Mr. Sánchez who joined the Board in November 2018.

—	SELF-EVALUATION PROCESS

The Nominating Committee develops, subject to approval by the Board, a process for annual evaluation of the Board and its committees and oversees the conduct of the annual evaluation process. In 2019, the Board and each committee conducted self-evaluations by having each director complete, on an anonymous basis, detailed questionnaires designed to elicit candid feedback on a variety of Board and committee-specific topics including the effectiveness of the Board and its committees and their respective chairpersons, the effectiveness of the Board and committee meetings and their relationships with management, the appropriateness of their roles and responsibilities, and areas for possible improvement. The responses were reviewed, compiled and discussed by the directors in their committee meeting and at the board level. In addition, members of the Nominating Committee conducted one-on-one meetings with each director to elicit additional feedback, the results of which were shared with the Lead Independent Director and discussed with the full Board in executive session. The Nominating Committee is responsible for establishing the Board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

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—	BOARD LEADERSHIP STRUCTURE

Our Board of Directors currently believes that our Company is best served by combining the roles of a Chairman of the Board and Chief Executive Officer, coupled with a Lead Independent Director. Mr. Breslow, our Chief Executive Officer, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our Board of Directors appointed Mr. Daniel Henson to serve as our Lead Independent Director for 2019. As Lead Independent Director, Mr. Henson was responsible for:

•	Determining the agenda and serving as chair of meetings of independent directors;

•	Serving as a liaison between the Board of Directors and our Chairman regarding feedback from executive sessions;

•	Serving as spokesperson for the Company as requested;

•	Responding directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairman and other directors as the Lead Independent Director may deem appropriate; and

•	Performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company, while our Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer together with a Lead Independent Director is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

—	BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors plays an active role in overseeing management of the Company’s risks and each of the Board committees supports the Board is fulfilling this responsibility. The Board of Directors focuses on the most significant risks facing the Company such as credit risk, cybersecurity and technology risk, interest rate risk, liquidity risk and other market-related risks, and operational risks related to our business. The Board seeks to ensure that the risks undertaken by the Company are consistent with a level of risk that is appropriate for the Company and the achievement of its business objectives and strategies.

The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the Company’s risk model and processes periodically, in addition to receiving reports from management and each of the committees on their risk management activities. The Board of Directors performs these tasks both in collaboration with and independently of the other Board committees.

Below are descriptions of some of risk management activities that our Board committees engage in as part of their responsibilities under their respective Charters.

Audit Committee

The Audit Committee reviews risks that may arise out of our internal control over financial reporting and disclosure controls and procedures. They also review the Company’s processes and procedures with respect to risk assessment and risk management including the Company’s enterprise risk assessment (ERA) program which identifies and categorizes the Company’s risks based on certain criteria. The ERA program, and other factors, inform the the internal audit plan, which is reviewed by the Audit Committee at each meeting. In addition, the Audit Committee is responsible for reviewing certain proposed related party transactions, should they arise, with a focus on fairness to the Company.

Compensation Committee

The Compensation Committee reviews the risks, if any, associated with the Company’s compensation programs and practices including whether or not they encourage excessive risk-taking. They also review the Company’s key compensation policies, procedures and disclosures, including the executive compensation disclosure in the proxy statement to ensure it accurately represents the Committee’s compensation philosophy. The Compensation Committee will also consider the results of an advisory vote on executive compensation and the feedback of our stockholders in developing and adjusting our plans, as needed.

Nominating Committee

The Nominating Committee, charged with Board and management succession and overall Company governance matters, examines risks in each of these areas. They review compliance with our Corporate Governance Guidelines and the policies and procedures that support the Board’s governance philosophy. Together with the Audit Committee, they are also responsible for reviewing certain proposed related party transactions, if any, with the Nominating Committee’s focus being on reputational concerns or issues that may impact director independence. They stay apprised of changes in the regulatory landscape and governance trends and their potential impact on the manner in which the Board and Company operate.

Risk Management Committee

The Risk Committee oversees and evaluates the Company’s risk governance framework including the ways in which risk is measured both from a quantitative and qualitative standpoint. The Risk Committee examines the categories of risk the Company faces, the likelihood of occurrence and the impact of risks as they relate to credit, interest rates, reputation, fraud, liquidity, information technology and security, litigation and regulations, and other areas. The Risk Committee reviews management’s risk policies, procedures and assessments including the ERA program and actions taken to monitor and examine key risk areas.

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Compensation Risk Assessment

The Compensation Committee regularly examines the design and features of the Company’s executive compensation program from a risk perspective to ensure that it achieves the intended objectives without encouraging excessive or unintended risk-taking. In 2019, the Compensation Committee reviewed and considered the results of a compensation risk analysis conducted by Pearl Meyer, together with the risk mitigating features of the Company’s compensation policies and practices (e.g., a clawback policy and incentive award caps), program design (e.g., a blend of time-based and performance-based awards, and fixed and variable pay) and governance structure (e.g., compensation decisions informed by peer group and market practices, and individual performance). Following this review, the Compensation Committee determined that the Company’s compensation programs do not create risks reasonably likely to have a material adverse impact on the Company.

—	OUTSIDE DIRECTOR COMPENSATION POLICY

Members of the Board of Directors who are not employees are eligible for compensation under our Outside Director Compensation Policy. The policy was adopted by the Board of Directors with the objective of assembling a high-performing Board that could best guide the Company in achieving its strategic and operational goals, and promoting long-term stockholder value. Our policy is reviewed annually under the combined leadership of the Compensation Committee and Nominating Committee to ensure that it continues to satisfy the Board’s overall compensation objectives and philosophy. Generally, our policy targets director compensation at the 50th percentile of our peer group. The Compensation Committee and Nominating Committee are aided in their review by an independent compensation consultant, Pearl Meyer, which provides compensation benchmarking and consultation services. The policy has been amended over the years to reflect, among other things, changing trends in director compensation and consideration of the results contained in peer benchmarking studies. Proposed changes to the policy are jointly recommended to the Board for its review and consideration. The policy was amended by the Board in 2019, upon the recommendations of the Compensation Committee and Nominating Committee, with changes taking effect following the 2019 Annual Meeting of Stockholders. Below is a description of compensation received by our directors in 2019 under the Outside Director Compensation Policy.

Cash Compensation

Annual Retainer

Each outside director receives an annual cash retainer of $40,000 for serving on the Board of Directors. The cash retainers are paid quarterly and pro-rated for fractional periods. Mr. Breslow does not receive this annual retainer because he is employed by the Company and therefore is not an outside director.

Committee and Chair Retainers

The chairpersons and members of the Board’s four standing committees are entitled to the following additional cash retainers each year (paid quarterly and pro-rated for fractional periods). In 2019, the Board increased the committee chairperson and committee member retainers to better align with the 50th percentile of our peer group:

Board Committee	Chairperson Retainer ($)	Member Retainer ($)
Audit Committee	18,750	10,000
Compensation Committee	15,000	7,500
Risk Management Committee(1)	15,000	7,500
Corporate Governance and Nominating Committee	10,000	5,000

(1)	Mr. Breslow serves as a member of our Risk Management Committee and does not receive the retainer set forth above because he is employed by the Company and therefore is not an outside director.

Lead Independent Director Retainer

In 2019, the Board of Directors adopted an annual Lead Independent Director Retainer of $15,000 in recognition of the increasing responsibilities and expectations associated with the role, and consistent with the results of our benchmarking analysis.

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Equity Compensation

Equity Award Upon Appointment

Previously, upon joining the Board, each newly elected outside director received an equity award with a grant date fair value of $330,000, or the Appointment Award. The Appointment Award was comprised of 60% time-based restricted stock units, or RSUs, which will vest over a three-year period and 40% stock options which will vest over a four-year period, with vesting in each case subject to continued service through the vesting date. In 2019, the Board of Directors eliminated the Appointment Award and decided to award newly elected directors a pro-rata portion of the Annual Award (as defined and discussed immediately below) based on the new director’s days of service during the year in which the most recent Annual Award was granted.

Annual Equity Award

On the date of each annual meeting of our stockholders, each outside director receives an equity award with a grant date fair value of $150,000, or Annual Award. The Annual Award is 100% comprised of RSUs all of which fully vest upon the earlier of the 12-month anniversary of the grant date or the next annual meeting, in each case, subject to continued service through the vesting date.

Directors are permitted to defer settlement of their Annual Award on a tax-deferred basis pursuant to the terms of our 2014 Equity Incentive Plan. Directors who elect to defer settlement receive payment of their Annual Award in whole shares within thirty days of their “separation of service” from the Board for any reason, or upon a “change in control” as those terms are defined in the Incentive Plan.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

—	DIRECTOR COMPENSATION TABLE FOR 2019

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2019. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2019, Mr. Breslow, our Chairman of the Board and CEO, was an employee. Mr. Breslow’s compensation is discussed in the “Executive Compensation” section beginning on page 29.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Chandra Dhandapani	52,500	150,000	202,500
Daniel Henson	70,000	150,000	220,000
Bruce P. Nolop	57,500	150,000	207,500
Manolo Sánchez	57,500	150,000	207,500
Jane J. Thompson	57,500	150,000	207,500
Ronald F. Verni	60,000	150,000	210,000
Neil E. Wolfson	66,250	150,000	216,250

(1)	The amounts reported represent the aggregate grant date fair value of RSUs awarded to the director, calculated in accordance with FASB ASC Topic 718. The methods and assumptions used in calculating the grant date fair value of RSUs reported in this column are set forth in Notes 2 and 11 to our audited consolidated financial statements included in our 2019 Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The following table lists all outstanding RSUs (including RSUs for which the payout of shares has been deferred by such director) and stock options held by our non-employee directors as of December 31, 2019.

Name	Aggregate Number of Stock Awards Outstanding as of 12/31/19	Aggregate Number of Stock Options Outstanding as of 12/31/19(1)
Chandra Dhandapani	50,013	44,898
Daniel Henson	32,823	113,843
Bruce P. Nolop	32,823	134,823
Manolo Sánchez	50,013	44,898
Jane J. Thompson	32,823	162,621
Ronald F. Verni	32,823	207,621
Neil E. Wolfson	32,823	102,621

(1)	In 2019, the Board of Directors determined that the Annual Award be comprised solely of RSUs. Accordingly, no stock options were granted in 2019. The amounts shown in the column above reflect stock options outstanding from prior grants.

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EXECUTIVE OFFICERS

The table below sets forth the executive officers of the Company as of December 31, 2019 followed by each of their biographies. For purposes of our executive compensation discussion that begins on page 29, our named executive officers, or NEOs, consist of our principal executive officer (Mr. Breslow), our principal financial officer (Mr. Brause) and the next three most highly compensated executive officers (Mr. Kampfer, Ms. Gellert and Mr. Brown) who were serving as executive officers as of December 31, 2019:

Name	Age	Position
Noah Breslow	44	Chairman and Chief Executive Officer
Ken Brause	55	Chief Financial Officer
Cory Kampfer	42	Chief Operations Officer and General Counsel
Andrea Gellert(1)	51	Chief Revenue Officer
Nick Brown	48	Chief Risk Officer

(1)	Ms. Gellert’s employment with the Company terminated effective February 15, 2020.

Noah Breslow has served as our Chairman of the Board of Directors and Chief Executive Officer since June 2012 and as our Chief Operating Officer from October 2011 to June 2012, our Chief Product Officer from October 2009 to September 2011, our Senior Vice President, Products and Technology from March 2008 to September 2009, and our Vice President, Products and Technology from June 2007 to February 2008. Prior to joining us, Mr. Breslow was Vice President of Marketing and Product Management for Tacit Networks, Inc., a provider of wide area network optimization solutions, from December 2003 through January 2007. Mr. Breslow holds an S.B. in Computer Science and Engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

Ken Brause has served as our Chief Financial Officer since March 26, 2018. Previously, he served as Executive Vice President and Treasurer of CIT Group and CIT Bank, Inc. from January 2016 to March 2018. He also served as Chief Financial Officer for CIT’s North America Banking Group from January 2014 to December 2015, President of CIT Group’s Small Business Lending Group from December 2012 to July 2014, and Executive Vice President, Investor Relations from August 2007 to December 2013. Prior to CIT, Mr. Brause held positions of increasing responsibility at The Bank of New York, Horizon Blue Cross Blue Shield of New Jersey, American General, Bankers Trust and Booz, Allen & Hamilton. Mr. Brause received his M.B.A. in Finance and Accounting from The University of Chicago Graduate School of Business (now known as the Booth School of Business) and his B.S. Economics in Finance and Management from The Wharton School of the University of Pennsylvania.

Cory Kampfer was appointed Chief Operations Officer and General Counsel in February 2019. Previously, he served as Head of Operations since February 2018 in addition to his role as our Chief Legal Officer since March 2015. Prior to that, he served as our General Counsel since November 2011. Prior to joining us, Mr. Kampfer was an associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP from February 2007 to November 2011. Mr. Kampfer holds a B.B.A. in International Business from the University of Georgia, where he graduated First in Class, an M.B.A. from Duke’s Fuqua School of Business and a J.D. from the Duke University School of Law.

Andrea Gellert has served as our Chief Revenue Officer from May 2017 to February 2020. Previously, she served as Chief Marketing Officer and Head of Business Partnerships from March 2017 through May 2017. Prior to that she served as our Chief Marketing Officer from March 2015 to February 2017 and as our Senior Vice President of Marketing from November 2012 to February 2015. Ms. Gellert also held the position of Vice President of Client Services and Operations at Group Commerce, and Vice President of Marketing for the OPEN small business division of American Express. Ms. Gellert holds an A.B. in History and Literature from Harvard College and an M.B.A. from the Kellogg School of Management at Northwestern University.

Nick Brown has served as our Chief Risk Officer since November 2016. He previously served as General Manager, Risk Management at Commonwealth Bank of Australia from April 2012 to October 2017. Prior to joining Commonwealth Bank, Mr. Brown served in various senior management positions at Discover Financial Services from October 2005 to April 2012, including most recently as Vice President and General Manager, Consumer Lending from March 2010 to April 2012. Before Discover, Mr. Brown served in a variety of leadership roles at Capital One from 1998 to 2002, as a consultant from 2002 to 2003, and in corporate strategy at MBNA from 2003 to 2005. Mr. Brown holds a BSILR, MSILR and Ph.D. in Organizational Behavior and Statistics from Cornell University.

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PROPOSAL 2 ADVISORY APPROVAL OF OUR
2019 EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, not less frequently than once every three years, the compensation of our NEOs as disclosed in the “Executive Compensation” section of this Proxy Statement beginning on page 29. As described, our executive compensation program is designed to attract and retain qualified executives who will drive strong Company performance. At the same time, our compensation program serves to align the interests of our NEOs with the interests of stockholders to maximize stockholder value and foster sound strategic planning and decision-making. Stockholders should read the “Executive Compensation” section of this Proxy Statement, the compensation tables and the related narrative disclosure that follow. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of On Deck Capital, Inc. hereby approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.”

—	REQUIRED VOTE

The approval, on an advisory basis, of the compensation of our NEOs in this Proxy Statement requires the “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote, and thus, will have the same effect as votes “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on our Board or the Company. However, our Board or our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

—	COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis details the objectives and elements of the OnDeck executive compensation program, describes the related processes of our Compensation Committee, and discusses the compensation earned by our NEOs. For 2019, our NEOs were:

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Executive Summary

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. Pay that reflects performance and aligns with the long-term interests of stockholders is key to our compensation program design and decisions. Our goal is to align our executive pay with the success of our business. We do this by providing competitive base salaries, short-term cash incentive compensation opportunities tied to successful achievement of our annual operating goals and individual performance, and by granting long-term equity awards that are intended to deliver increasing value as our stock price and/or profitability increases.

2019 Business Highlights

We are a proven leader in transparent and responsible online lending to small businesses. Since 2006, we have provided over $13 billion in loans to customers in 700 different industries across the United States, Canada and Australia and have continued to transform small business lending by making it efficient and convenient for small businesses to access capital through innovative lending experiences and financial products. Enabled by our proprietary technology and analytics, we collect and analyze thousands of data points from different data sources to assess the creditworthiness of small businesses rapidly and accurately. Our lending platform touches every aspect of the customer life cycle from customer acquisition and underwriting to funding, servicing and collections. Small businesses can apply for 24 hours a day, 7 days a week on our website and we can make a funding decision immediately and transfer funds as fast as 24 hours. Today, we offer a wide range of term loans, lines of credit, equipment finance loans and other forms of financing customized for the needs of small business owners.

We entered 2019 with an ambitious agenda focused on a clear set of strategic priorities including:

•	Building on the success of our US lending franchise;

•	Investing our growth adjacencies of ODX, International and Equipment Finance; and

•	Innovating on our core risk, technology and funding strengths.

And we made significant progress on each of these priorities in 2019. Our US lending portfolio grew 6% driven by continued strength in lines of credit. ODX, our platform-as-a-service business, continued to build and diversify its client base, we significantly grew our international operations through a business combination with Evolocity Financial Group in Canada and organic portfolio growth in Australia, and we continued to develop our equipment finance offering through building internal capabilities and expanding our distribution partners. Finally, we improved our overall risk analytics, rolled out better loan decisioning tools and made long-term investments in our next-generation technology infrastructure.

As the year progressed, we announced two additional strategic priorities for the Company, increasing capital efficiency, and pursuing a bank charter, and advanced each of these. In terms of capital efficiency, we improved both the cost and flexibility of our funding sources and our overall capital structure. We grew our committed debt facilities to $1.3 billion and improved our cost of funds rate from 6.3% in 2018 to 5.2% in 2019. We also announced and substantially completed a $50 million share repurchase program in the second half of 2019, which was accretive to both earnings and book value per share, while maintaining strong capital ratios.

Obtaining a bank charter will enable us to better serve the needs of small businesses and increase our resilience to economic uncertainties as we strive to deliver greater value to our customers, shareholders and communities. In 2019, we commenced building out our internal processes and enhancing capabilities in order to meet regulatory expectations as we work with our advisers to define the path forward.

Finally, we delivered solid 2019 financial results highlighted by continued growth and profitability as we advanced our strategic priorities. On the following page are 3-year trends and related commentary for certain key financial measures including metrics linked to our incentive compensation plans.

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NET INCOME (LOSS) ATTRIBUTABLE TO ONDECK

Net income attributable to OnDeck increased to $28 million in 2019 from $27 million in 2018 and from a net loss of $12.1 million in 2017. The 2019 improvement was primarily driven by portfolio growth and a tax benefit while improvement in 2018 reflected portfolio growth, improved net interest margin and lower credit costs.

ADJUSTED NET INCOME (LOSS)(1)

Adjusted Net Income improved considerably in 2018 driven by aforementioned factors but declined in 2019 as credit costs normalized from a period of outperformance in 2018, we increased investment in our strategic growth initiatives, and began accruing for US income taxes. Adjusted Net Income (loss) excludes the impact of stock-based compensation expense and items the Company does not believe reflect the operating results for the period.

(1)	Non-GAAP measure. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures in the Company’s 2019 Annual Report for a discussion and reconciliation of Adjusted Net Income to net income (loss).

LOAN AND FINANCE RECEIVABLES(2)

We originated $2.5 billion of loans and finance receivables in 2019 and grew the portfolio 8% to $1.3 billion, with strength in lines of credit and our international operations. The portfolio grew 23% in 2018 on similar originations.

(2)	For 2019, short-term incentive compensation achievement levels for the first half of 2019 were based on Adjusted Loan Growth, a non-GAAP measure. Refer to footnote 3 on page 7 for a description of how Adjusted Loan Growth is calculated.

GROSS REVENUE(3)

In 2019, Gross Revenue increased 12% to $444 million driven by higher Net Interest Income from portfolio growth and a slight increase in Other revenue. Gross Revenue increased 14% in 2018 driven by the same factors along with a higher yield on the portfolio.

(3)	For 2019, long-term incentive compensation achievement levels were based on Adjusted Gross Revenue, a non-GAAP measure. Refer to footnote 2 on page 7 for a description of how Adjusted Gross Revenue is calculated.

NET INTEREST MARGIN

Net Interest Margin, which is annualized Net Interest Income divided by the average earning assets in the period, increased slightly in 2019 to 29.2% as the benefit from a 110 basis point reduction in the cost of funds rate more than offset the impact of a 90 basis point reduction in portfolio yield. The 280 basis point improvement in Net Interest Margin in 2018 was entirely driven by an increased portfolio yield.

RESERVE RATIO(4)

The Reserve Ratio, which is the allowance for loan losses divided by the Unpaid Principal Balance as of a specific date, at December 31, 2019 of 12.2% was unchanged from December 31, 2018 and increased from 11.6% at December 31, 2017. The 2018 increase largely reflected our decision to hold certain delinquent loans for a longer period and more actively pursue collections as opposed to selling these loans earlier in our collection cycle. The Reserve Ratio reflects aggregate portfolio credit quality and is impacted by shifts in the mix of Loans and Finance Receivables.

(4)	For 2019, short-term incentive compensation achievement levels for the first half of 2019 were based on Adjusted Reserve Ratio, a non-GAAP measure. Refer to footnote 5 on page 7 for a description of how Adjusted Reserve Ratio is calculated.

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EARNINGS (LOSS) PER DILUTED SHARE

Earnings per diluted share increased to $0.36 in 2019 as Net Income attributable to OnDeck increased slightly and the weighted average diluted share count decreased slightly as share repurchases in 2019 outpaced new issuance for stock-based compensation. The company transitioned to profitability during the second quarter of 2018 and has been profitable every quarter since.

BOOK VALUE PER DILUTED SHARE

Book value per diluted share increased 11% in 2018 to $3.75 per share and then grew another 14% in 2019 to $4.26 at December 31, 2019. The significant increase in 2019 reflects strong internal capital generation and a declining share count due share repurchases, while the 2018 increase was driven by growth in OnDeck stockholder’s equity through retained earnings.

Executive Compensation Policies and Practices

Our executive compensation program is designed to be heavily weighted towards compensating our executive officers based on our financial and operational performance. To that end, we have implemented executive compensation policies and practices that reinforce our pay for performance philosophy and align with sound governance principles. Currently, the following compensation policies and practices are in place:

WHAT WE DO	WHAT WE DON’T DO
Place significant emphasis on performance-based at-risk, short-term cash incentive compensation	No “single-trigger” change in control payments or benefits
Have 100% independent directors on our Compensation Committee	No tax gross-ups for change in control payments or benefits
Engage an independent compensation consultant reporting to our Compensation Committee	No post-employment retirement or pension type benefits for our executive officers that are not available to our employees generally
Cap our short-term and long-term incentive award at 160% and 150%, respectively, of target and eliminate payouts for performance below a minimum threshold	No executives are permitted to engage in hedging or derivatives trading with respect to Company stock per our Insider Trading Policy
Seek recovery of performance-based incentive compensation pursuant to our clawback policy	No perquisites are offered to our NEOs except for relocation expenses, from time to time
Maintain robust CEO stock ownership guidelines to ensure alignment with stockholders’ interests	No employment agreements between the Company and our NEOs

Compensation Principles and Objectives

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. This section provides an overview of our executive compensation philosophy and objectives, and each component of our executive compensation program.

Overview

We operate in the rapidly evolving online small business lending industry. To succeed in this environment, we must attract and retain a highly talented executive team, including executive officers with strong leadership skills who can run our business functions and achieve results that meet our customers’ and stockholders’ needs. We compete with other companies in our industry and other finance and technology companies to attract and retain a skilled management team. We have designed our executive compensation program to accomplish our goals in this highly competitive area for top talent, while at the same time fostering a “pay for performance” environment that aligns the long-term interests of our executive officers with the interests of our stockholders.

Our Compensation Program, Like Our Business, Is Dynamic

Our business has faced both rapid growth and operational challenges, requiring intense focus and dedication from our executives and other employees. We have regularly adjusted our executive compensation program to match the maturity, size,

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scale and growth of our business. We operate in an industry that is highly competitive and rapidly evolving, and in which the market for skilled and highly motivated executive management and personnel is fiercely competitive. Because our ability to compete and succeed in this dynamic environment is directly correlated to our ability to recruit, incentivize and retain talented and seasoned leaders, we expect to continue to adjust our approach to executive compensation to respond to our needs and market conditions.

Our Objectives

The current objectives of our executive compensation program are to:

•	Recruit, incentivize and retain highly qualified executives who possess the skills and leadership necessary to grow our business;

•	Reward our executives for achieving or exceeding our financial, strategic and operational goals, as well as his or her individual performance goals;

•	Align the long-term interests of our executives with those of our stockholders;

•	Reflect our long-term corporate strategy;

•	Promote a healthy and balanced approach to risk; and

•	Provide compensation packages that are competitive, reasonable and fair relative to peers and the overall market.

Our Elements of Compensation

Our executive compensation program consists of the three primary components -- base salary, short-term incentives and long-term incentives. We believe that these elements help attract and retain qualified individuals, link individual performance to Company performance, focus the efforts of our NEOs and other executives on the achievement of both our short-term and long-term objectives, and align the interests of our executives with those of our stockholders. In addition, 50% of our NEOs’ compensation is at-risk, meaning it is earned only if the Company achieves its performance goals. Taken together, these elements form a competitive compensation package that achieves our overall compensation objectives as further described in the following table and narrative.

Compensation Mix
Component	CEO	Other NEOs	Description
Base Salary			Fixed compensation for performing day-to-day job responsibilities. Reviewed annually for potential adjustment based on market competitiveness, change in responsibilities and other factors.
Short-Term Incentive			Semi-annual performance-based award opportunity based on achievements related to Company performance metrics and targets established by the Compensation Committee, and individual performance.
Long-Term Incentives			Awards of cash and equity intended to reward executives for strong long-term performance, serve as a retention tool and to align the interests of executives and stockholders.

We also provide our employees, including our NEOs and other executives, with comprehensive employee benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, and other plans and programs made available to eligible employees. We do not offer perquisites to our NEOs except for relocation expenses, from time to time.

Our Compensation Committee regularly evaluates our compensation philosophy and the components of our compensation program to ensure that they are effectively driving the Company’s strategic objectives and promoting strong performance while remaining market competitive. The table below summarizes the components our executive compensation program.

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2019 EXECUTIVE COMPENSATION PROGRAM SNAPSHOT

Component	Type	Terms
Salary	Cash	Fixed amount of compensation for performing day-to-day job responsibilities. Reviewed annually for potential adjustment based on market competitiveness, change in responsibilities and other factors.
Short-Term Incentive	Cash	Semi-annual performance-based award opportunity and for 2019 based on achievements with respect to the Company’s pre-tax income, loan growth and reserve ratio goals (in each case adjusted to exclude the Evolocity Financial Group business combination for the first semi-annual period), and individual performance goals.
Long-Term Incentives	Time-based Restricted Stock Units (RSUs)	Time-based RSUs vest in four equal installments over four years subject to the grantee continuing to be employed by the Company through each vesting date. Once vested, RSUs are payable in shares of Company stock. Unvested RSUs are forfeited upon termination from the Company.
	Performance-based RSUs (PBRS) and Performance Units (PSUs)	Eligible for vesting based on the Company’s achievements with respect to metrics pre-established by the Compensation Committee for the applicable performance period. Prior to 2019, awards had three 12-month performance periods and amounts earned, if any, were payable at the end of each 12-month period subject to additional service-based vesting conditions. Awards granted in 2019 are for a single 12-month period and amounts earned, if any, are payable in equal installments over three years. Metrics and targets may differ for each 12-month performance period as determined by the Committee. For the performance period January 1, 2019 to December 31, 2019, the Compensation Committee selected adjusted pre-tax income and adjusted gross revenue as the metrics for the 2018 and 2019 grants. Once earned, PBRS are payable in Company stock, and PSUs are payable in cash.
	Stock Options	One-fourth vest on the one-year anniversary of the grant date, and the balance vest in equal installments over a period of 36 months, subject to continued service with the Company. Provides the opportunity to receive any appreciation in value between the stock price on the date of grant and the date the shares issued upon exercise of the option are sold. No stock options were granted in 2019 but are outstanding from prior grants.
Retirement	401(k)	A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation and receive a Company matching contribution equal to 50% of deferrals up to 6% of compensation contributed each payroll period.
Other Benefits	Employee Stock Purchase Plan (ESPP)	Allows participants to contribute up to 15% of their base salary and commissions through post-tax deductions into the ESPP over a 6-month period up to $25,000 per calendar year. At the end of the 6-month period, accumulated deductions are used to purchase shares of Company stock at a 15% discount to the stock price at the beginning of the 6-month period or the end of the period, whichever is lower. In July 2019, the Compensation Committee amended the ESPP to exclude the Company’s Section 16 officers, which includes the NEOs, from participating.

Our Compensation Decision-Making Process

Role of the Compensation Committee

The Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our senior executives, including the Chief Executive Officer and our other NEOs, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals. The Compensation Committee is comprised of independent, non-employee members of the Board and works very closely with its independent consultant and senior executives to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is available on the Investors section of our website at http://investors.ondeck.com/corporate-governance/governance-documents/default.aspx.

Compensation decisions for our NEOs are made by the Compensation Committee, with input from its independent compensation consultant, Pearl Meyer, as well as from our Chief Executive Officer (except with respect to his own compensation) and our People Operations’ leadership, with respect to 2019 compensation. The Compensation Committee reviews the cash and equity compensation of our NEOs with the goal of ensuring that our executive officers are properly incentivized and makes adjustments as it determines to be appropriate.

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The Compensation Committee considers compensation data from our peer group as one of several factors that inform its judgment of appropriate parameters for target compensation levels. The Compensation Committee will also consider other factors in determining compensation including those set forth below, and may pay above, at, or below median:

•	The performance and experience of each NEO;
•	The scope and strategic impact of the NEO’s responsibilities;
•	Our past business performance and future expectations;
•	Our long-term goals and strategies;
•	The difficulty and cost of replacing high-performing leaders with in-demand skills; and
•	The relative compensation among our NEOs.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, from time to time, as it sees fit, in connection with carrying out its duties. In 2019, the Compensation Committee continued to engage Pearl Meyer to assist us in executing our executive compensation strategy and guiding principles, assessing the current target total direct compensation opportunities of our executive officers, including comparing them against competitive market practices, developing a compensation peer group and advising on potential executive compensation decisions for 2019.

Pearl Meyer does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee has assessed the independence of Pearl Meyer taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Pearl Meyer performs for the Compensation Committee.

The Compensation Committee works with members of our management team, as appropriate, in reviewing executive compensation. Typically, our Chief Executive Officer and management team assist the Compensation Committee by providing information on corporate and individual performance and its perspectives and recommendations on compensation matters. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation matters, including the compensation of our other NEOs. While the Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations and proposals with respect to compensation-related matters, it uses these recommendations and proposals as one of many factors in making compensation decisions, and those decisions do not necessarily follow the Chief Executive Officer’s recommendations.

Peer Group Considerations

The Compensation Committee reviews market data of companies that we believe are comparable to us. With Pearl Meyer’s assistance, the Compensation Committee determined our peer group for 2019 based on several factors, including industry classification, company size based on revenue and market capitalization, and other qualitative and business-related factors. Each year, the Compensation Committee examines our compensation peer group to ensure that it continues to reflect these factors, and will make adjustments as needed.

Our peer group for 2019 compensation decisions consisted of 20 companies of which the majority are financial services companies and the balance are technology companies. The Compensation Committee believes this mix of companies best reflects the combined nature of our business. The Compensation Committee referred to compensation data from this peer group when making 2019 base salary, short-term incentive award and equity award decisions for our NEOs. The following is a list of the public companies that comprised our 2019 peer group that at the time of review had median revenues of approximately $420 million and a median market capitalization of approximately $950 million.

Role of Management

2019 COMPENSATION PEER GROUP
•	B. Riley Financial, Inc.	•	Elevate Credit, Inc.	•	GreenSky, Inc.	•	Lending Tree, Inc.
•	Blucora, Inc.	•	Enova International, Inc.	•	HFF, Inc.	•	LendingClub Corporation
•	Axos Financial, Inc.	•	Envestnet, Inc.	•	Investment Technology Group	•	Marlin Business Services, Corp.
•	Bottomline Technologies, Inc.	•	GAIN Capital Holdings, Inc.	•	JMP Group, LLC	•	Meta Financial Group, Inc.
•	Consumer Portfolio Services, Inc.	•	Green Dot Corporation	•	Ladder Capital Corp.	•	Regional Management Corp.

In 2019, as part of its annual review, the Compensation Committee examined the peer group to be used for 2020 compensation benchmarking and removed two companies (HFF, Inc. and Investment Technology Group) as each company had been acquired. This updated peer group of 18 companies was used for purposes of informing 2020 compensation decisions.

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2019 Compensation

Base Salaries

We pay base salaries to our NEOs to compensate them for their services and provide regular income. The salaries typically reflect each NEO’s experience, leadership skills and scope of responsibilities, although competitive market conditions also play a role in setting salary levels. The salaries of our NEOs are reviewed on an annual basis by our Compensation Committee with input from our Chief Executive Officer (other than with respect to his own salary, which is reviewed and determined by the Compensation Committee) and consultation with Pearl Meyer. Base salaries are adjusted, as deemed appropriate, to maintain competitive pay positioning, reflect changes in responsibilities and other factors. In 2019, base salaries for the NEOs were increased to align compensation levels more closely to the 50% percentile of the market. Mr. Kampfer’s adjustment also reflects his promotion to the role of Chief Operations Officer and General Counsel. The table below shows the 2019 and 2018 annual base salaries of our NEOs set by the Compensation Committee effective March 1, 2019 and March 1, 2018, respectively.

Name	2019 Base Salary ($)	2018 Base Salary ($)
Noah Breslow	580,000	500,000
Ken Brause	400,000	375,000
Cory Kampfer	350,000	325,000
Andrea Gellert	350,000	325,000
Nick Brown	350,000	325,000

Annual Short-Term Incentive (STI) Compensation

ANNUAL INCENTIVE PLAN (AIP)

A key compensation objective is to have a significant portion of each NEO’s compensation tied to Company performance. To help accomplish this goal, we provide for semi-annual performance-based cash incentive opportunities for our NEOs payable under our Annual Incentive Plan, or AIP, based on achievement against both Company and individual objectives, except for our CEO whose annual incentive is based 100% on the Company’s financial performance. STI target award levels are based on a percentage of our NEOs’ base salaries paid during the applicable performance year and informed by market data and Compensation Committee judgment. Actual awards are based on a target percentage of each NEO’s base salary multiplied by a percentage derived from Company and individual performance levels. Performance is measured at the end of two six-month performance periods commencing January 1 and July 1 each year. Actual payouts range from zero to a maximum capped at 160% of target.

SALES COMPENSATION PLAN (SCP)

A portion of Ms. Gellert’s annual incentive is also based on performance relative to pre-established metrics and targets set by the Compensation Committee intended to drive responsible loan growth and reduce net charge-off rates during the performance period. Compensation payable to Ms. Gellert under the Sales Compensation Plan, or SCP, is based on Company performance relative to these targets.

The total annual STI Target Award opportunity for our NEOs under the AIP, and the SCP for Ms. Gellert only, is calculated as follows:

Name	2019 Base Salary Paid ($)		AIP Target(1)		STI Target Award ($)
Noah Breslow	566,667		100%		566,667
Ken Brause	395,833		80%		316,666
Cory Kampfer	345,833	x	70%	=	242,083
Andrea Gellert	345,833		85%		293,958
Nick Brown	345,833		70%		242,083

(1)	For Ms. Gellert, 30% of her annual incentive award is payable under the AIP and 55% payable under the SCP discussed below.

The following table illustrates how short-term incentive awards are calculated for the two semi-annual performance periods commencing January 1 and July 1.

Base Salary		STI		STI Target Award ($)		Company and		STI
Paid for	X	Target	=		X	Individual Performance	=	Award
6-months ($)		(%)				Payout		Payout ($)

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2019 AIP AWARDS

Company Performance Metrics

In selecting the short-term incentive award performance metrics for 2019, the Compensation Committee targets a balance among a profitability related measure (pre-tax income), loan growth (the size of the loan portfolio), and credit (reserve ratio). Each performance metric was adjusted to exclude the April 1, 2019 business combination with Evolocity Financial Group for the first semi-annual period. STI award payouts were made in August 2019 (for performance during the first half of 2019), and March 2020 (for performance during the second half of 2019) based on Company and, other than for Mr. Breslow, individual performance for the two semi-annual periods. The targets for each semi-annual period are set based on Company operating and financial plans and other factors. The following table shows the metrics, weightings, performance targets and actual results for the first and second half of 2019.

2019 AIP AWARD (ALL NEOS)

			Performance Ranges		Company	Actual Results
Metrics	Weight		1H 2019	2H 2019	Performance	1H 2019	2H 2019
Adjusted Pre-Tax Income(1) (Profitability-related measure)		Minimum:	—	—	—
	34%	Target:	$24M	$14M	100%	$21.8M	$15.3M
		Maximum:	>$30M	>$20M	160%
Adjusted Loan Growth(2) and Loan Growth(3) (Measures loan balance growth)		Minimum:	—	—	—
	33%	Target:	4%	5%	100%	<1%	4.8%
		Maximum:	>7%	>8%	160%
Adjusted Reserve Ratio(4) and Reserve Ratio(5) (Measures expected credit performance)		Minimum:	—	—	—
	33%	Target:	13%	13%	100%	12.6%	12.2%
		Maximum:	<11.5%	<11.5%	160%

(1)	Non-GAAP measure. Adjusted Pre-Tax Income is calculated as Income (loss) from operations, before provision for income taxes adjusted to exclude stock-based compensation expenses. For purposes of short-term incentive compensation for the first half of 2019 and long-term incentive compensation for the year ended December 31, 2019, Adjusted Pre-Tax Income has been further adjusted to exclude the April 1, 2019 business combination with Evolocity Financial Group.
(2)	Non-GAAP measure. Adjusted Loan Growth was a metric for the first half of 2019, and is calculated as the percentage change in Loans and finance receivables from December 31, 2018 to June 30, 2019, less the increase attributable from the April 1, 2019 business combination with Evolocity Financial Group.
(3)	Loan Growth was a metric for the second half of 2019, and is calculated as the percentage change in Loans and finance receivables from June 30, 2019 to December 31, 2019.
(4)	Non-GAAP measure. Adjusted Reserve Ratio was a metric for the first half of 2019, and is calculated as our allowance for credit losses at June 30, 2019 divided by the Unpaid Principal Balance at June 30, 2019 less, in each case, amounts attributable from the April 1, 2019 business combination with Evolocity Financial Group. Unpaid Principal Balance represents the total amount of principal outstanding on loans, plus outstanding advances relating to other finance receivables and the amortized cost of loans purchased from other than our issuing bank partner at the end of the period. It excludes net deferred origination costs, allowance for credit losses and any loans sold or held for sale at the end of the period.
(5)	Reserve Ratio was a metric for the second half of 2019, and is calculated as our allowance for credit losses at December 31, 2019 divided by the Unpaid Principal Balance at December 31, 2019. Unpaid Principal Balance is defined in footnote (4).

Individual Performance Metrics

In addition to the Company performance objectives, STI compensation for our NEOs (other than Mr. Breslow) was also based on each officer’s achievement against his or her individual performance objectives. The individual performance objectives, which can be quantitative or qualitative, were established by the Compensation Committee in discussions with the CEO and based on the Company’s strategic priorities for the year. The Company also established broad Company objectives targeting growth, expansion of capabilities and workplace culture enhancements designed to attract talent. These objectives were designed to drive results among senior leadership and alignment among the broader organization, although our NEOs may also be assigned individual goals related to key departmental, strategic, operational or other objectives. Mr. Breslow’s AIP award is based solely on Company performance.

In 2019, the Compensation Committee, in consultation with the CEO, established the following individual performance objectives for our NEOs under the AIP:

•	Mr. Brause: Mr. Brause’s specific goals included capital markets transactions and leading corporate development and financial aspects of business development activities.
•	Mr. Kampfer: Mr. Kampfer’s specific goals included leading legal and regulatory aspects of corporate development activities, achievement of equipment finance and operations targets, and office site leadership.
•	Ms. Gellert: Ms. Gellert’s specific goals included growth and process initiatives, business development activities, achievement of originations targets, and large loans production.
•	Mr. Brown: Mr. Brown’s specific goals included credit policy and credit model activities, forecasting and simulation activities, achievement of portfolio quality targets, and collections and fraud detection activities.

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Because the CEO directly oversees the performance of the NEOs, and plays a key role in selecting their individual performance goals, the CEO makes an initial determination as to each NEO’s level of achievement on their individual goals. The CEO then makes a recommendation to the Compensation Committee for its consideration based on his assessment of performance by each NEO relative to their individual goals. The Compensation Committee has discretion to accept the CEO’s recommendation, or to increase, reduce, or eliminate this aspect of a NEO’s STI compensation based on any factors it deemed relevant. These STI awards could range from 0% to 160% of the STI Target compensation opportunity based on both Company and, other than for Mr. Breslow, individual performance.

STI Award Payout

For the first half of 2019, based on actual results for each Company performance metric, the Compensation Committee assigned a Company rating of 1.5 on a scale of 1 to 3 where 2 equals performance at target. When blended with their individual performance metrics, the NEOs (all of whom performed at target), earned an overall AIP payout of 75% of their STI Target Award. Mr. Breslow, whose AIP is measured solely based on Company performance, also earned an AIP payout of 75% of his STI Target Award.

For the second half of 2019, based on actual results for each Company performance metric, the Compensation Committee assigned a Company rating of 2 on a scale of 1 to 3 where 2 equals performance at target. When blended with their individual performance metrics, the NEOs earned an overall AIP payout between 100% – 120% of their STI Target Award depending on their individual performance. Mr. Breslow, whose AIP is measured solely based on Company performance, earned an AIP payout of 100% of his STI Target Award.

2019 SCP AWARD

For 2019, the Compensation Committee selected metrics to reward sales and future revenue potential (loan originations units and volume) and credit quality (net charge-off rate). Targets were established at the beginning of each semi-annual performance period based on Company operating and financial plans and other factors. Performance at target results in 100% payout for each component. For each percent above or below the units and volume targets, the payout increases or decreases 5%. There is no payout for unit or volume performance at or below 80% of target. For each quarter percent above or below the net charge-off rate target, the payout increases or decreases 10%. There is no payout for net charge-off performance at 2.5% below target. STI award payouts were made quarterly based on performance for the two semi-annual periods.

For the first half of 2019, Ms. Gellert earned a weighted payout of 40% of her target SCP award opportunity reflecting performance achievements at the following levels: loan originations volume 87% of target, loan origination units 85% of target, and net charge-off rate 89% of target. In the second quarter of 2019, performance on loan origination units and net charge off resulted in a zero payout. For the second half of 2019, Ms. Gellert earned a weighted payout of 76% of her target SCP award opportunity reflecting performance achievements at the following levels: loan units 96% of target, loan volume 98% of target, and net charge-off rate 91% of target.

For 2019, the actual short-term incentive awards earned by the NEOs for the first and second half of 2019 are shown in the table below. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 46.

2019 TOTAL ANNUAL SHORT-TERM INCENTIVE AWARD PAYOUT

Name	1H 2019 ($)	2H 2019 ($)	Total 2019 Payout ($)
Noah Breslow	207,500	290,000	497,500
Ken Brause	117,500	192,000	309,500
Cory Kampfer	89,687	147,000	236,687
Andrea Gellert(1)	128,065	125,374	253,439
Nick Brown	89,687	122,500	212,187

(1)	Ms. Gellert’s total short-term incentive award payout includes $38,378 for the first half of 2019 and $72,874 for the second half of 2019 for performance achievements under the SCP discussed above.

2019 Long-Term Incentive Compensation

Our corporate culture encourages a long-term focus by our executives, including our NEOs, as well as all our other employees. In keeping with this culture, our executive compensation program includes stock-based awards, the value of which depends on our stock performance and other performance measures, to incentivize strong long-term performance. The Compensation Committee generally awards long-term incentive compensation in the form of performance unit awards payable in cash (PSUs), performance-based restricted stock units (PBRS), and time-based restricted stock units (RSUs). In 2019, based on an analysis of the long-term incentive award practices of our peers, and to further promote responsible share usage, the Compensation Committee decided it would no longer grant stock options to our NEOs. However, stock options remain outstanding from prior grants and are reflected in the “Outstanding Equity Awards at Fiscal Year End” on page 48. Long-term incentive awards are granted to our NEOs in February each

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year and grant amounts are determined based on various factors including Company and individual performance, market practices and the long-term objectives identified in our strategic planning process.

In 2019, the Compensation Committee awarded long-term incentives to the NEOs under our 2014 Equity Incentive Plan in the form of RSUs, PSUs and PBRS with 50% of the total award value subject to performance-based vesting conditions and the balance service-based vesting.

LONG-TERM INCENTIVE AWARD MIX

The Compensation Committee selected this award mix to balance the incentive award opportunities for our NEOs equally between performance-based and service-based awards, and cash and stock-based compensation. Target award values for PSUs, PBRS and RSUs were determined based on peer group and survey data provided by Pearl Meyer and internal alignment. The table below shows the long-term incentive target award values granted for 2019 for each of the NEOs:

2019 LONG-TERM INCENTIVE TARGET AWARD VALUES

	PSU ($)	PBRS ($)	RSU ($)	Total Value ($)
Noah Breslow	437,500	437,500	875,000	1,750,000
Ken Brause	175,000	175,000	350,000	700,000
Cory Kampfer	175,000	175,000	350,000	700,000
Andrea Gellert	175,000	175,000	350,000	700,000
Nick Brown	187,500	187,500	375,000	750,000

Actual PBRS and RSU award amounts are determined by dividing the target award values by a conversion rate equal to the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant. PSUs are payable in cash and therefore the target award value is not converted.

2019 PSUS AND PBRS

The Company grants performance-based awards in order to align executive compensation with stockholder interests. In 2019, PSU and PBRS awards granted to executives could be earned based on achievement of predefined Company performance objectives measured at the end of a 12-month performance period (January 1-December 31, 2019). Once earned PSUs and PBRS are paid out to the executive in three equal annual installments in 2020, 2021 and 2022. If the executive is not employed by the Company on the payout date, earned PSUs and PBRS awards are forfeited.

The Compensation Committee selects the performance metrics and targets for each 12-month performance period, and certifies achievement and payout of the PSUs and PBRS awards following the end of each performance period. The performance metrics and targets for any 12-month performance period may vary depending on the financial, strategic or other goals of the Company at the beginning of the performance period. If Company performance falls below threshold levels during the performance period, no PSUs or PBRS are paid out to executives for the period.

Prior to 2019, PSU and PBRS awards were earned based on the achievement of Company performance objectives over three 12-month performance periods and, if earned, payable at the end of each period. The Compensation Committee changed the term and payout schedule for the PSUs and PBRS in 2019 to focus performance around discrete 12-month performance cycles tied to our annual Company goals, while promoting a long-term focus (and retention) through use of a three-year payout schedule.

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The metrics, targets, actual performance and resulting payout for the 2019 PSU and PBRS grants is shown in the following table:

2019 PSU/PBRS SUMMARY

Performance Period: January 1 - December 31, 2019						Payout(1)
Metrics	Weight	Performance Range		Payout	Results		PSU ($)	PBRS (#)
Adjusted Pre-Tax(2) Income		Minimum:	$35M	50%	$38.3M	Mr. Breslow	57,562	8,340
	60%	Target:	$50M	100%		Mr. Brause	23,025	3,335
		Maximum:	>$65M	150%		Mr. Kampfer	23,025	3,335
Adjusted Gross Revenue(3)		Minimum:	$440M	50%	$436.8M	Ms. Gellert	23,025	3,335
	40%	Target:	$470M	100%		Mr. Brown	24,670	3,574
		Maximum:	>$500M	150%
			WEIGHTED PAYOUT		39.87%
(1)	Earned PBRS (stock) are included in the “Stock Awards” column of the Option Exercises and Stock Vested Table on page 49, and earned PSU cash amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 46.
(2)	Non-GAAP measure. Adjusted Pre-Tax Income is calculated as Income (loss) from operations, before provision for income taxes adjusted to exclude stock-based compensation expenses. For purposes of short-term incentive compensation for the first half of 2019 and long-term incentive compensation for the year ended December 31, 2019, Adjusted Pre-Tax Income has been further adjusted to exclude the business combination with Evolocity Financial Group.
(3)	Non-GAAP measure. Adjusted Gross Revenue is calculated as our 2019 Gross Revenue, which represents the sum of interest and finance income, gain on sales of loans and other revenue, less revenue attributable from the April 1, 2019 business combination with Evolocity Financial Group. As a result of this adjustment, Adjusted Gross Revenue is less than Gross Revenue.

2019 RSUS

RSUs provide incentives for executives to remain employed by the Company to execute the Company’s long-term strategic goals. The Compensation Committee believes that RSUs tie compensation to Company performance, given that the value of an RSU can increase or decrease with our stock price. RSUs are granted in shares of the Company’s common stock and vest in four equal annual installments on the anniversary of the grant date. Vested shares are paid out on the next succeeding quarterly Company vesting date, subject to the executive being employed by the Company on such date. Unvested RSUs are forfeited upon termination of employment.

PRIOR PERFORMANCE AWARD GRANTS

In 2016, the Compensation Committee changed its equity grant practices to align the equity performance periods with our January 1 to December 31 fiscal year end, instead of the prior practice of a July 1 to June 30 performance period. In doing so, proposed grants would be informed by the full prior year performance and performance-based awards tied to key metrics established for the December 31 fiscal year. The following section provides a summary of the long-term incentive awards that were granted in prior years and earned during 2019.

2016 Awards

For the 12-month performance period ending June 30, 2019, the Company’s gross revenue, adjusted net income and provision rate performance resulted in an above-target payout for the third and final tranche of PSU and PBRS awards granted in 2016. Based on actual performance, the Compensation Committee approved payouts of 104.45% of target earning Mr. Breslow, Mr. Kampfer and Ms. Gellert the amounts shown in the table on the following page.

The following table shows actual Company performance relative to the metrics and targets established by the Compensation Committee for the 2016 PSU and PBRS grants for the performance period July 1, 2018 to June 30, 2019.

2020 PROXY STATEMENT	40

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2016 PSU/PBRS AWARD SUMMARY

Performance Period - July 1, 2018 to June 30, 2019						Payout(1)
Metrics	Weight	Performance Range		Payout	Results		PSU ($)	PBRS (#)
Gross Revenue		Minimum:	<$380M	50%
	34%	Target:	$410M	100%	$430.4M	Mr. Breslow	117,565	29,349
		Maximum:	≥$440M	150%
Adjusted Net Income(2)		Minimum:	<$35M	50%
	33%	Target:	$45M	100%	$45.7M	Mr. Kampfer	133,174	—
		Maximum:	≥$55M	150%
Provision Rate		Minimum:	>7%	50%
	33%	Target:	6%	100%	6.5%	Ms. Gellert	133,174	—
		Maximum:	≥5%	150%
			WEIGHTED PAYOUT		104.45%
(1)	Earned PBRS (stock) are included in the “Stock Awards Column” of the Option Exercises and Stock Vested Table on page 49, and earned PSU cash amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 46.
(2)	Non-GAAP measure. Adjusted Net Income means Net Income (loss) attributable to On Deck Capital, Inc. common stockholders adjusted to exclude: stock-based compensation expense; debt extinguishment costs; real estate related disposition costs; out-of-pocket transaction costs related to completed mergers, acquisitions or divestitures; and employee severance costs associated with Company restructuring activities or executive transitions.

2017 Awards

In order to transition the timing of equity grants and performance periods from July 1 to June 30 to January 1 to December 31, in 2017 the Compensation Committee granted awards that were generally 50% of the total value of a typical annual award and granted those awards solely in the form of RSUs for this bridge period. There were no PSUs or PBRS granted in 2017. One-fourth of the 2017 RSU grant vested in October 2019 as shown in the Option Exercises and Stock Vested table on page 49.

2018 Awards

A target number PSUs were granted to all NEOs, and a target number of PBRS were granted to Mr. Breslow in 2018. These grants are eligible to vest in equal installments at the end of three 12-month performance periods (December 31, 2018, December 31, 2019 and December 31, 2020) subject to Company performance on certain financial metrics designated at the beginning of each performance period and continued employment. The following table shows details the performance metrics, weightings, ranges and results for the 2018 PSU and PBRS grants for the performance period ended December 31, 2019, and the payouts for NEOs.

2018 PSU/PBRS SUMMARY

Performance Period: January 1 - December 31, 2019						Payout(1)
Metrics	Weight	Performance Range		Payout	Results		PSU ($)	PBRS (#)
Adjusted Pre-Tax(2) Income		Minimum:	$35M	50%		Mr. Breslow	46,050	18,282
	60%	Target:	$50M	100%	$38.3M	Mr. Brause	65,785	—
		Maximum:	>$65M	150%		Mr. Kampfer	26,314	—
Adjusted Gross Revenue(3)		Minimum:	$440M	50%		Ms. Gellert(4)	—	—
	40%	Target:	$470M	100%	$436.8M	Mr. Brown	49,339	—
		Maximum:	>$500M	150%
			WEIGHTED PAYOUT		39.87%
(1)	Earned PBRS (stock) are included in the “Stock Awards Column” of the Option Exercises and Stock Vested Table on page 49, and earned PSU (cash) amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 46.
(2)	Non-GAAP measure. Adjusted Pre-Tax Income is calculated as Income (loss) from operations, before provision for income taxes adjusted to exclude stock-based compensation expenses. For purposes of short-term incentive compensation for the first half of 2019 and long-term incentive compensation for the year ended December 31, 2019, Adjusted Pre-Tax Income has been further adjusted to exclude the business combination with Evolocity Financial Group.
(3)	Non-GAAP measure. Adjusted Gross Revenue is calculated as our 2019 Gross Revenue, which represents the sum of interest and finance income, gain on sales of loans and other revenue, less revenue attributable from the April 1, 2019 business combination with Evolocity Financial Group. As a result of this adjustment, Adjusted Gross Revenue is less than Gross Revenue.
(4)	Ms. Gellert’s employment with OnDeck terminated February 15, 2020 so she was not eligible to receive payment of her 2018 PSU award.

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Other Compensation Policies

Stock Ownership Guidelines

In 2018, the Board of Directors adopted stock ownership guidelines for our CEO. The guidelines require the CEO to accumulate and hold shares of the Company’s common stock valued at at least five times his or her annual base salary within five years of the effective date of the guidelines, or in the case of a successor CEO, on the fifth anniversary of becoming CEO. The following equity holdings qualify toward satisfaction of the guidelines:

•	Shares directly owned by the CEO or the CEO’s immediate family members;
•	Shares beneficially owned by the CEO, but held in trust, limited partnerships, or similar entities for the sole benefit of the CEO or the CEO’s immediate family members;
•	Shares held in retirement or deferred compensation accounts for the CEO or the CEO’s immediate family;
•	Shares issuable in connection with RSUs or PBRS that have not vested; and
•	Shares subject to other vested RSUs or PBRS that the CEO has deferred; however

Unexercised stock options do not count toward the stock ownership guidelines.

Until such time as the stock ownership level has been achieved, the Compensation Committee may require the CEO to retain all or a portion of the net shares received as a result of a stock option exercise or the vesting of RSUs or PBRS. As of December 31, 2019, Mr. Breslow exceeded his stock ownership guidelines of five times.

Employee Benefits

We provide employee benefits to all eligible employees, including our NEOs, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, and other plans and programs. There are no perquisites offered to our NEOs except for relocation expenses, from time to time.

In 2019, the Compensation Committee exercised its discretion under the Company’s 2014 Employee Stock Purchase Plan, or ESPP, to specifically exclude from participation in the ESPP those employees subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. As a result, the NEOs are no longer eligible to participate in the ESPP. The Compensation Committee made this decision following an examination of market practices on ESPP participation, and in consideration of the NEOs’ eligibility for annual grants of equity under the Company’s 2014 Equity Incentive Plan.

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of performance-based incentive compensation paid by the Company, including PSUs and PBRS awards. The Clawback Policy applies to our executive officers, including our NEOs. The Clawback Policy provides that the Compensation Committee may, in its sole discretion, seek repayment of such incentive compensation if:

•	The Company restates its financial statements as a result of a material error;
•	The amount of cash incentive compensation or performance-based equity compensation paid or payable based on achievement of specific financial results paid to a participant would have been less if the financial statements had been correct;
•	No more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and
•	The Compensation Committee unanimously concludes that gross negligence, fraud or intentional misconduct by such executive caused the material error and it would be in the best interests of the Company to seek recovery of the excess compensation from the executive.

Insider Trading, Anti-Hedging and Pledging Policies

We have an Insider Trading Policy that requires our senior executive officers, including our NEOs, to pre-clear transactions in our common stock with the Company’s legal department. Trading is permitted only during specified quarterly Company open trading periods. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. These trading plans may be entered into only during an open trading period, must be approved by the Compensation Committee of the Board of Directors and the Company’s legal department, and must include a waiting period prior to commencement of trading under the plan. An executive bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, our policy prohibits our directors, officers, employees and certain other persons from (i) purchasing financial instruments that are designed to hedge or offset any decrease in the market value of our common stock, or (ii) engaging in hedging transactions to offset any decrease in the market value of our common stock. Our policy also prohibits our directors, officers and employees from pledging shares of our common stock as collateral for margin loans.

CEO Succession Planning

Our Nominating Committee is delegated with the responsibility for CEO succession planning. As part of its responsibility, the Nominating Committee ensures that succession planning is an ongoing discussion recognizing that leadership development and assessment are critical to our continued success. As part of that discussion, the Nominating Committee reviews the key attributes that a CEO of the Company would need to possess in order to maximize his or her success. The Nominating Committee reviews and discusses its succession planning activities and related considerations with the full Board of Directors which then provides valuable input on important succession-related actions and decisions making the process iterative between the Board of Directors and the Nominating Committee and therefore responsive to the Company’s needs.

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Executive Employment Arrangements

The Company entered into the following confirmatory employment offer letters with our NEOs which have no specific term and provide that each of our NEOs is an at-will employee:

Noah Breslow

Effective October 30, 2014, the Company entered into a confirmatory employment offer letter with Mr. Breslow, which is included as Exhibit 10.7 to our 2019 Annual Report. As of March 1, 2020, Mr. Breslow’s annual base salary is $580,000, and he is eligible for annual target short-term incentive award payments of $580,000. Mr. Breslow is also eligible for severance payments and other benefits under his CIC Agreement. The letter also contains certain non-compete provisions that apply to Mr. Breslow while he is employed by the Company, and other provisions relating to invention assignment, non-solicitation and confidentiality.

Ken Brause

Effective March 5, 2018, the Company entered into a confirmatory employment offer letter with Mr. Brause, which is included as Exhibit 10.23 to our 2019 Annual Report. Pursuant to his offer letter, Mr. Brause was entitled to (i) a one-time signing bonus of $150,000 payable in two equal installments in June 2018 and February 2019, and (ii) accelerated vesting of 25% of his stock options and RSUs and 33% of his target PSU awards granted upon hire in the event he was terminated without cause within 12 months of his start date. In February 2019, Mr. Brause was paid the second and final installment his signing bonus. As of March 1, 2020, Mr. Brause’s annual base salary is $415,000, and he is eligible for annual target short-term incentive award payments of $332,000. Mr. Brause is also eligible for severance payments and other benefits under his CIC Agreement.

Cory Kampfer

Effective May 2, 2018, the Company entered into a confirmatory employment offer letter with Mr. Kampfer, which is included as Exhibit 10.26 to our 2019 Annual Report. As of March 1, 2020, Mr. Kampfer’s annual base salary is $365,000, and he is eligible for annual target short-term incentive award payments of $255,500. Mr. Kampfer is also eligible for severance payments and other benefits under his CIC Agreement. The letter also contains certain non-compete provisions that apply to Mr. Kampfer while he is employed by the Company, and other provisions relating to invention assignment and confidentiality.

Andrea Gellert

Effective May 2, 2018, the Company entered into a confirmatory employment offer letter with Ms. Gellert, which is included as Exhibit 10.25 to our 2019 Annual Report. Ms. Gellert’s employment with the Company terminated effective February 15, 2020. She received severance payments and other benefits under her CIC Agreement as discussed on page 50.

Nick Brown

Effective September 12, 2016, the Company entered into a confirmatory employment offer letter with Mr. Brown, which is included as Exhibit 10.24 to our 2019 Annual Report. As of March 1, 2020, Mr. Brown’s annual base salary is $365,000, and he is eligible for annual target short-term incentive award payments of $255,500. Mr. Brown is also eligible for severance payments and other benefits under his CIC Agreement.

Potential Payments upon Termination or Change in Control

Change in Control and Severance Agreements

The Company has entered into change in control severance agreements, or CIC Agreements, with the NEOs which were approved by the Compensation Committee. The CIC Agreements provide our NEOs with payments and benefits in connection with the termination of their employment under certain circumstances. The Compensation Committee believes that the financial security offered under the CIC Agreements ensure the continued dedication and objectivity of executives in the event of a change in control, while motivating the executive to maximize the value of the Company for the benefit of its stockholders. The CIC Agreements supersede any other agreement or arrangement relating to severance benefits with these NEOs or any terms of their equity award agreements related to vesting acceleration or other similar severance-related terms.

The CIC Agreements remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of automatic renewal. The CIC Agreements also acknowledge that each executive officer is an at-will employee, whose employment can be terminated at any time.

In order to receive the severance benefits described below, each NEO is obligated to execute a release of claims, provided such release of claims becomes effective and irrevocable no later than 60 days following such NEO’s termination date, and to continue to comply with the terms of applicable proprietary agreements and other post-employment restrictive covenants. For the purpose of the CIC Agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control.

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Involuntary Termination (without cause)

In the event of a termination of employment without “cause” outside of the change in control period, a NEO will receive the following:

•	Continued payments of base salary for nine months (or 12 months for our CEO);
•	Payment of their STI Target Award for the year of termination, pro-rated based on time served;
•	Paid COBRA benefits for the earlier of nine months (or 12 months for our CEO), or the date upon which the executive becomes covered under another similar plan; and
•	For our CEO only, accelerated vesting of 50% of our CEO’s then-unvested time-based RSUs.

The CIC Agreements define “cause” as (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee, (ii) an executive’s conviction of a felony or any crime involving fraud or embezzlement, (iii) gross misconduct, (iv) unauthorized use or disclosure of the Company’s proprietary information or any other party to whom executive owes an obligation of nondisclosure, (v) willful breach of any written agreement with the Company, (vi) failure to cooperate with a governmental or internal investigation of the Company its directors or employees, or (vii) an executive’s continued failure to perform his or her duties within ten days of written demand by the Company.

Change in Control

In the event of a termination of employment without cause or a resignation for “good reason” during the “change in control period,” a NEO will receive the following:

•	A lump-sum payment of 12 months of base salary;
•	A lump-sum payment equal to 100% of their STI Target Award;
•	A lump-sum payment equal to their STI Target Award for the year terminated (pro-rated based on time served);
•	Paid COBRA benefits for the earlier of 12 months, or the date upon which the executive becomes covered under another similar plan; and
•	100% acceleration of unvested equity awards.

Generally, the CIC Agreements define “change in control” as (i) the acquisition of 50% or more of the total voting power of the stock of the Company, (ii) the replacement of a majority of the board of directors during any 12-month period, or (iii) the acquisition of 50% or more of the total gross fair market value of all Company assets during a 12-month period. “Good reason” includes executive’s voluntary termination, within 30 days following the expiration of Company’s cure period, due to (i) a material reduction of executive’s responsibilities, (ii) a material reduction in executive’s base salary other than a one-time reduction of no more than 10% that is also applied to substantially all other Company executives, or (iii) a change in the geographic location of executive’s primary work location greater than 50 miles from executive’s then present location.

The CIC Agreements also impose a limitation on payments such that in the event the severance provided to the executive constitutes “parachute payments” within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then the executive’s benefits will be either delivered in full or reduced to such extent that it would no longer be subject to excise tax.

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Treatment of Equity Upon Termination of Employment or a Change in Control

The table below summarizes the treatment of equity upon termination of employment in the scenarios noted.

Award Type	Involuntary Termination without Cause	Retirement	Disability	Death	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control
RSU	Unvested RSUs are forfeited for all NEOs except CEO; 50% of CEO’s unvested RSUs fully vest.	Unvested RSUs are forfeited			100% of unvested RSUs will fully vest
PBRS		Unvested PBRS are forfeited.			Unvested PBRS will vest at 100% of target
PSU		Unvested PSUs are forfeited.			Unvested PSUs will vest at 100% of target
Stock Options	Unvested stock options are forfeited. Vested options exercisable for 3 months following the date of employment termination (but not later than the option expiration date).	Unvested stock options are forfeited. Vested options exercisable for 3 months following the date of employment termination (but not later than the option expiration date).	Unvested stock options are forfeited. Vested options are exercisable for 12 months following the date of employment termination (but not later than the option expiration date).	Unvested stock options are forfeited. Vested options are exercisable by employee’s beneficiary or estate for 12 months following employee’s death (but not later than the option expiration date).	100% of unvested stock options will fully vest and, together with vested options, be exercisable for 3 months following the date of employment termination (but not later than the option expiration date).

Tax and Accounting Considerations

The Compensation Committee will consider tax implications among other relevant factors in designing and implementing our executive compensation programs. The Committee will monitor taxation, applicable incentives, standard practice in our industry, and other factors and adjust our executive compensation programs as needed.

—	COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Ronald F. Verni (Chair)
Bruce P. Nolop
Manolo Sánchez

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—	2019 SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our NEOs during the years shown.

						Non-Equity
						Incentive Plan	All Other
Name and		Salary	Bonus	Stock Awards	Option Awards	Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)
Noah Breslow Chief Executive Officer	2019	566,667	—	1,145,885	—	778,677	8,602	2,499,831
	2018	483,333	—	721,166	350,000	997,387	5,726	2,557,612
	2017	400,000	—	766,244	—	240,000	5,627	1,411,871
Ken Brause Chief Financial Officer	2019	395,833	75,000	457,151	—	398,310	7,202	1,333,496
	2018	288,461	375,000	522,449	500,000	428,202	3,930	2,118,042
Cory Kampfer Chief Operations Officer and General Counsel	2019	345,833	—	457,151	—	419,200	8,602	1,230,786
	2018	320,833	50,000	103,027	100,000	477,537	79,993	1,131,390
	2017	300,000	50,000	255,416	—	123,750	5,627	734,793
Andrea Gellert Chief Revenue Officer	2019	345,833	—	457,151	—	409,638	5,802	1,218,424
	2018	320,833	—	103,027	100,000	572,430	5,726	1,102,016
	2017	296,667	—	255,416	—	184,691	5,612	742,386
Nick Brown Chief Risk Officer	2019	345,833	—	489,815	—	286,196	7,202	1,129,046
	2018	320,833	—	193,171	187,501	405,109	5,726	1,112,340

(1)	The Salary column reflects base salaries paid during the years shown.
(2)	The Bonus column reflects a bonus paid to Mr. Brause pursuant to his offer letter as discussed on page 43.
(3)	The Stock Awards granted in 2019 column reflects the grant date (February 19, 2019) fair value of RSUs and PBRS granted to the NEOs, as computed in accordance with FASB ASC Topic 718. The methods and assumptions that we used to calculate these amounts are discussed in Notes 2 and 11 to our financial statements included in our 2019 Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)	The Non-Equity Incentive Plan Compensation column reflects payments made under the awards noted:

	2019 Short-Term	2016 PSU Award	2018 PSU Award	2019 PSU Award
	Incentive Award	Year 3 Payout	Year 2 Payout	Year 1 Payout	Total
Name	($)(a)	($)	($)(b)	($)	($)
Noah Breslow	497,500	177,565	46,050	57,562	778,677
Ken Brause	309,500	—	65,785	23,025	398,310
Cory Kampfer	236,687	133,174	26,314	23,025	419,200
Andrea Gellert	253,439	133,174	—	23,025	409,638
Nick Brown	212,187	—	49,339	24,670	286,196

(a)	The 2019 short-term incentive awards were based on performance achievements for the two six-month performance periods ended June 30, 2019 and December 31, 2019. Ms. Gellert’s total short-term incentive award payout includes $38,378 for the first half of 2019 and $72,874 for the second half of 2019 for performance achievements under the SCP discussed on page 36. See the discussion of annual short-term incentive award compensation and long-term incentive compensation beginning on page 36.
(b)	Ms. Gellert’s employment with OnDeck terminated February 15, 2020 so she was not eligible to receive payment of her 2018 PSU award.

(5)	The All Other Compensation column reflects: (i) Company matching contributions under the 401(k) plan paid in the following amounts: Mr. Breslow $8,400, Mr. Brause $7,000, Mr. Kampfer $8,400, Ms. Gellert $5,600 and Mr. Brown $7,000; and (ii) a $202 life insurance premium paid on behalf of each NEO.

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—	GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)(2)(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(5)	Option Awards ($)(6)
Noah Breslow
STI	2/7/2019	—	500,000	800,000	—	—	—	—	—
RSU	2/19/2019	—	—	—	—	—	—	126,775	761,918
PBRS	2/19/2019	—	—	—	31,694	63,388	95,082	—	383,967
PSU	2/19/2019	218,750	437,500	656,250	—	—	—	—	—
Ken Brause
STI	2/7/2019	—	300,000	480,000	—	—	—	—	—
RSU	2/19/2019	—	—	—	—	—	—	50,710	304,767
PBRS	2/19/2019	—	—	—	12,678	25,355	38,033	—	152,384
PSU	2/19/2019	87,500	175,000	262,500	—	—	—	—	—
Cory Kampfer
STI	2/7/2019	—	162,500	260,000	—	—	—	—	—
RSU	2/19/2019	—	—	—	—	—	—	50,710	304,767
PBRS	2/19/2019	—	—	—	12,678	25,355	38,033	—	152,384
PSU	2/19/2019	87,500	175,000	262,500	—	—	—	—	—
Andrea Gellert
STI	2/7/2019	—	81,250	130,000	—	—	—	—	—
SCP	2/7/2019	111,100	207,500	303,900	—	—	—	—	—
RSU	2/19/2019	—	—	—	—	—	—	50,710	304,767
PBRS	2/19/2019	—	—	—	12,678	25,355	38,033	—	152,384
PSU	2/19/2019	87,500	175,000	262,500	—	—	—	—	—
Nick Brown
STI	2/7/2019	—	162,500	260,000	—	—	—	—	—
RSU	2/19/2019	—	—	—	—	—	—	54,333	326,541
PBRS	2/19/2019	—	—	—	13,584	27,167	40,751	—	163,274
PSU	2/19/2019	93,750	187,500	281,250	—	—	—	—	—
(1)	NEOs can earn short-term incentive awards between 0% and 160% of target based on pre-tax income, loan growth and reserve ratio performance relative to targets pre-established by the Compensation Committee. Performance is measured at the end of two six-month performance periods commencing January 1, 2019 and July 1, 2019. Each performance metric was adjusted to exclude the April 1, 2019 business combination with Evolocity Financial Group for the first semi-annual period.
(2)	Under the SCP, Ms. Gellert can earn a short-term incentive award between 50% and 150% of target based on loan origination unit and volume performance, and 40% to160% of target based on net charge-off rate performance, relative to targets pre-established by the Compensation Committee. Performance at target results in 100% payout for each component. For each percent above or below the units and volume targets, the payout increases or decreases 5%. There is no payout for unit or volume performance at or below 80% of target. For each quarter percent above or below the net charge-off rate target, the payout increases or decreases 10%. There is no payout for net charge-off performance below target.
(3)	Reflects PBRS that may be earned over the twelve-month performance period commencing January 1, 2019 based on achievements relative to adjusted pre-tax income (60% of award) and adjusted gross revenue (40% of award) targets pre-established by the Compensation Committee. NEOs are eligible to earn between 50% and 150% of the target award. PBRS are payable in shares of Company stock.
(4)	Reflects PSUs that may be earned over the twelve-month performance period commencing January 1, 2019 based on achievements relative to adjusted pre-tax income (60% of award) and adjusted gross revenue (40% of award) targets pre-established by the Compensation Committee. NEOs are eligible to earn between 50% and 150% of the target award. PSUs are payable in cash.
(5)	Reflects RSUs that vest in four equal annual installments subject to continued service with the Company through the vesting date.
(6)	Reflects the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, see Note 11 to the Company’s consolidated financial statements in the Company’s 2019 Annual Report.

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—	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information regarding outstanding stock options and stock awards held by our NEOs as of December 31, 2019.

									Equity Incentive Plan
	Option Awards						Stock Awards		Awards
									Number of	Market or
									Unearned	Payout Value
							Number	Market	Shares,	of Unearned
			Number of	Number of			of Shares	Value of	Units or	Shares, Units
			Securities	Securities			or Units of	Shares of	Other	or Other
			Underlying	Underlying	Option		Stock That	Stock That	Rights That	Rights That
			Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
Name	Grant Date		Options (#) Exercisable	Options (#) Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)(1)	Vested (#)	Vested ($)(6)
Noah Breslow	10/06/2011	(2)	40,000	—	0.375	10/05/2021	—	—	—	—
	06/26/2012	(2)	934,304	—	0.425	06/25/2022	—	—	—	—
	08/01/2013	(2)	950,000	—	0.68	07/31/2023	—	—	—	—
	08/14/2014	(2)	500,000	—	10.66	08/13/2024	—	—	—	—
	07/30/2015	(2)	343,812	—	12.67	07/29/2025	—	—	—	—
	09/19/2016	(3)	295,462	68,175	5.95	09/18/2026	—	—	—	—
	08/22/2017	(4)	—	—	—	—	82,038	339,637	—	—
	03/18/2018	(3)	79,342	102,006	5.19	03/17/2028	—	—	—	—
	03/18/2018	(5)	—	—	—	—	—	—	93,099	385,430
	02/19/2019	(4)(5)	—	—	—	—	126,775	524,849	63,388	262,426
Ken Brause	04/16/2018	(3)	106,714	137,189	5.54	04/15/2028	—	—	—	—
	04/16/2018	(4)	—	—	—	—	70,728	292,814	—	—
	02/19/2019	(4)(5)	—	—	—	—	50,710	209,939	25,355	104,970
Cory Kampfer	04/26/2013	(2)	70,417	—	0.68	04/25/2023	—	—	—	—
	08/14/2014	(2)	100,000	—	10.66	08/13/2024	—	—	—	—
	07/30/2015	(2)	98,232	—	12.67	07/29/2025	—	—	—	—
	09/19/2016	(3)	55,402	12,780	5.95	09/18/2026	—	—	—	—
	09/19/2016	(4)	—	—	—	—	7,747	32,073	—	—
	08/22/2017	(4)	—	—	—	—	27,346	113,212	—	—
	03/18/2018	(3)	22,674	29,140	5.19	03/17/2028	—	—	—	—
	03/18/2018	(4)	—	—	—	—	14,888	61,636	—	—
	02/19/2019	(4)(5)	—	—	—	—	50,710	209,939	25,355	104,970
Andrea Gellert	03/27/2013	(2)	201,334	—	0.765	03/26/2023	—	—	—	—
	08/14/2014	(2)	100,000	—	10.66	08/13/2024	—	—	—	—
	07/30/2015	(2)	98,232	—	12.67	07/29/2025	—	—	—	—
	09/19/2016	(3)	55,402	12,780	5.95	09/18/2026	—	—	—	—
	09/19/2016	(4)	—	—	—	—	7,747	32,073	—	—
	08/22/2017	(4)	—	—	—	—	27,346	113,212	—	—
	03/18/2018	(3)	22,674	29,140	5.19	03/17/2028	—	—	—	—
	03/18/2018	(4)	—	—	—	—	14,888	61,636	—	—
	02/19/2019	(4)(5)	—	—	—	—	50,710	209,939	25,355	104,970
Nick Brown	12/19/2016	(3)	168,009	49,940	4.26	12/18/2026	—	—	—	—
	12/19/2016	(4)	—	—	—	—	46,944	194,348	—	—
	03/18/2018	(3)	42,504	54,647	5.19	03/17/2028	—	—	—	—
	03/18/2018	(4)	—	—	—	—	27,915	115,568	—	—
	02/19/2019	(4)(5)	—	—	—	—	54,333	224,939	27,167	112,471
(1)	Reflects the market value of the shares underlying RSUs as of December 31, 2019, based on the closing price of our common stock, as reported on the New York Stock Exchange, of $4.14 per share on December 31, 2019, the last business day of 2019.
(2)	Reflects stock options granted on the dates shown which are now fully vested and immediately exercisable.
(3)	Reflects stock options which vest on the following terms: one-fourth vest on the one-year anniversary of the grant date, and the balance vest in equal installments over a period of 36 months, subject to continued service with the Company.

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(4)	Reflects RSUs which vest in four equal annual installments beginning one year after the Company’s next common vesting date following the date of grant.
(5)	Reflects the status of PBRS awards granted on the dates shown. PBRS awards are eligible for vesting in three equal annual installments subject to the Company’s achievement of certain financial performance goals for the following performance periods:

Grant Date	Performance Period	Status
9/19/2016	July 1, 2016 - June 30, 2017	No shares earned
	July 1, 2017 - June 30, 2018	Earned
	July 1, 2018 - June 30, 2019	Earned
3/18/2018	January 1, 2018 - December 31, 2018	Earned
	January 1, 2019 - December 31, 2019	Earned
	January 1, 2020 - December 31, 2020	In progress
2/19/2019	January 1, 2019 - December 31, 2019	Earned
	January 1, 2020 - December 31, 2020	In progress
	January 1, 2021 - December 31, 2021	—
(6)	Reflects the market value of unvested PBRS as of December 31, 2019, based on the closing price of our common stock, as reported on the New York Stock Exchange, of $4.14 per share on December 31, 2019, the last business day of 2019.

—	OPTION EXERCISES AND STOCK VESTED

The following table provides information on stock option exercises and stock awards that vested for the NEOs in 2019.

	Option Awards(1)(2)		Stock Awards(3)
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Noah Breslow	228,000	1,048,700	172,344	822,532
Ken Brause	—	—	23,577	132,974
Cory Kampfer	16,667	107,752	36,408	161,183
Andrea Gellert	—	—	36,408	161,183
Nick Brown	—	—	32,777	227,347
(1)	For Mr. Breslow, reflects (a) 100,000 shares acquired upon the exercise of stock options on January 2, 2019 for a realized value of $553,500; (b) 68,000 shares acquired upon the exercise of stock options on May 6, 2019 for a realized value of $307,700 and (c) 60,000 shares acquired upon the exercise of stock options on August 1, 2019 for a realized value of $187,500.
(2)	For Mr. Kampfer, reflects 16,667 shares acquired upon the exercise of stock options on January 23, 2019 for a realized value of $107,752.
(3)	The following table provides details of the stock awards that vested during 2019:

		Number of Shares	Value Realized on	Stock Price on
		Acquired	Vesting	Vesting Date
Name	Vesting Date	(#)	($)	($)	Award Description
Noah Breslow	11/1/2019	41,020	187,872	4.58	RSU
	11/1/2019	29,349	134,418	4.58	PBRS
	8/1/2019	35,083	122,791	3.50	RSU
	5/1/2019	66,892	377,271	5.64	PBRS
Ken Brause	5/1/2019	23,577	132,974	5.64	RSU
Cory Kampfer	11/1/2019	21,421	98,108	4.58	RSU
	8/1/2019	10,024	35,084	3.50	RSU
	5/1/2019	4,963	27,991	5.64	RSU
Andrea Gellert	11/1/2019	21,421	98,108	4.58	RSU
	8/1/2019	10,024	35,084	3.50	RSU
	5/1/2019	4,963	27,991	5.64	RSU
Nick Brown	2/1/2019	23,472	174,866	7.45	RSU
	5/1/2019	9,305	52,480	5.64	PBRS

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—	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below shows potential payments to our NEOs in the event of their involuntary termination of employment without cause, and termination without cause or resignation for good reason in connection with a change in control. The payments and benefits extended to the NEOs upon each of these termination scenarios are payable pursuant to the terms of their CIC Agreements, the 2014 Equity Incentive Plan and related award agreements. There are no incremental benefits payable to the NEOs upon termination of employment due to death or disability, a change in control without termination, termination of employment for cause, voluntary separation or retirement. The table below assumes the following:

•	Termination of employment and/or change of control, as applicable, occurred on December 31, 2019;

•	Vested stock options and other vested equity awards were neither exercised nor sold; and

•	The NEOs elected COBRA benefits for the maximum time period allotted under their CIC Agreements.

		Termination without
		Cause or Resignation for
	Involuntary Termination	Good Reason in Connection
	without Cause	with a Change in Control
Name	($)	($)
Noah Breslow
Cash Severance	580,000	580,000
Short-Term Incentive	290,000	870,000
Benefit Continuation	26,905	26,905
Equity	432,243	2,184,342
TOTAL	1,329,148	3,661,247
Ken Brause
Cash Severance	300,000	400,000
Short-Term Incentive	160,000	480,000
Benefit Continuation	20,178	26,905
Equity	—	1,117,723
TOTAL	480,178	2,024,628
Cory Kampfer
Cash Severance	262,500	350,000
Short-Term Incentive	122,500	367,500
Benefit Continuation	16,301	21,734
Equity	—	830,830
TOTAL	401,301	1,570,064
Andrea Gellert
Cash Severance	262,500	350,000
Short-Term Incentive	52,500	157,500
Benefit Continuation	20,125	26,833
Equity	—	830,830
TOTAL	335,125	1,365,163
Nick Brown
Cash Severance	262,500	350,000
Short-Term Incentive	122,500	367,500
Benefit Continuation	17,186	22,915
Equity	—	1,086,076
TOTAL	402,186	1,826,491

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—	EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

At December 31, 2019 we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in December 2014. The following table provides the information shown for each of the three plans as of December 31, 2019.

	Shares issuable		Shares remaining
	upon exercise	Weighted-average	available for future
	of outstanding	exercise price of	issuance under plan
	plan options,	outstanding options,	(excluding those
	warrants and rights	warrants and rights(1)	reflected in column (a))
Plan	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)(3)	11,007,779	$ 5.68	9,216,958
Equity compensation plans not approved by security holders	—	—	—
TOTAL	11,007,779	$ 5.68	9,216,958
(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying PBRS or RSUs, which have no exercise price.
(2)	Includes the following plans: 2014 Equity Incentive Plan, Amended and Restated 2007 Stock Incentive Plan and ESPP.
(3)	The 2014 Equity Incentive Plan provides that on the first day of each year beginning in 2016 and ending in 2020, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 7,200,000 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding year, or Threshold Percentage, (iii) a percentage equal to the Threshold Percentage, plus the difference between the Threshold Percentage and the percentage added to the 2014 Equity Incentive Plan for each prior year; or (iv) such other amount as the 2014 Equity Incentive Plan Administrator (as defined in the 2014 Equity Incentive Plan) may determine. For the year beginning January 1, 2020, there was no increase in the number of shares issuable under the 2014 Equity Incentive Plan. Our ESPP provides that on the first day of each year, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 1% of the outstanding shares of our common stock on the first day of such year, (ii) 1,800,000 shares, or (iii) such other amount as the ESPP Administrator (as defined in the ESPP) may determine. For the year beginning January 1, 2020, there was no increase in the number of shares issuable under the ESPP.

—	CEO PAY RATIO

Under the SEC rules, the Company is providing the following information for calendar year 2019:

•	The total compensation of the median employee, excluding the CEO, was $117,655;

•	The annual total compensation of the CEO: $2,656,678; and

•	The ratio of CEO total compensation to median employee total compensation: 23 to 1.

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure.

In order to determine the median employee, the Company examined cash compensation (base salary earnings, short-term incentive awards and commissions) plus the fair market value of equity granted in the 2019 calendar year for all employees, excluding our CEO, employed as of December 31, 2019, or the Determination Date. On the Determination Date, our employee population consisted of 656 individuals, of which 579 employees were located in the United States and 77 were located in non-US jurisdictions. This population consisted of our full-time, part-time, and temporary employees. Pursuant to SEC rules we excluded the approximately 80 employees of Evolocity. In April 2019, we combined our Canadian operations with Evolocity to create a new holding company in which we own a 58.5% majority interest.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 to determine the median employee total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and compared such total compensation to the total compensation of our CEO, as reported in the Summary Compensation Table.

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PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to recommend, on an advisory basis, whether future stockholder advisory approval of the compensation of our NEOs should occur every one, two or three years. The Board believes that an annual advisory vote to approve executive compensation is the most appropriate policy for our stockholders and the Company at this time. While this vote is non-binding, the Company values the opinions of its stockholders and will consider the outcome of the vote when determining the frequency of future stockholder advisory approvals of executive compensation. Consistent with current prevailing market practice and the Board’s compensation philosophy, the Board recommends an annual frequency for the stockholder advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS’ VOTE ONE YEAR AS THE FREQUENCY WITH WHICH EXECUTIVE COMPENSATION SHOULD BE SUBJECT TO AN ADVISORY VOTE FROM OUR STOCKHOLDERS.

2020 PROXY STATEMENT	52

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2020 by:

•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	Each of our NEOs;
•	Each of our directors; and
•	All executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned plus any shares of our common stock subject to options (or other rights, if any) held by that person that are currently exercisable or exercisable within 60 days of February 28, 2020. Shares subject to those options for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 58,419,304 shares of our common stock outstanding as of February 28, 2020. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018.

Name	Number of Outstanding Shares Owned	Shares Subject to Options and RSUs(7)	Total Beneficial Ownership	Percent of Shares Outstanding
5% Stockholders:
Nantahala Capital Management, LLC(1)	5,672,644	—	5,672,644	9.7%
Renaissance Technologies LLC(2)	5,393,029	—	5,393,029	9.2%
BlackRock, Inc.(3)	4,870,432	—	4,870,432	8.3%
Dimensional Fund Advisors LP(4)	4,610,429	—	4,610,429	7.9%
EJF Capital, LLC(5)	3,291,255	—	3,291,255	5.6%
Executive Officers and Directors:
Noah Breslow(6)	950,780	3,148,332	4,099,112	6.6%
Ken Brause	23,222	124,764	147,986	*
Cory Kampfer	253,281	356,725	610,006	1.0%
Andrea Gellert	67,062	482,142	549,204	*
Nick Brown	59,212	241,309	300,521	*
Chandra Dhandapani	8,592	18,043	26,635	*
Daniel Henson	97,501	84,380	181,881	*
Bruce P. Nolop	98,214	134,823	233,037	*
Manolo Sanchez	8,592	18,043	26,635	*
Jane J. Thompson	73,283	162,621	235,904	*
Ronald F. Verni	84,283	207,621	291,904	*
Neil E. Wolfson	194,031	102,621	296,652	*
All executive officers and directors as a group (12 persons)	1,918,053	5,081,424	6,999,477	10.7%

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*	Represents beneficial ownership of less than 1%.
(1)	Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2020, consists of 5,672,644 shares which Nantahala Capital Management, LLC (Nantahala) may be deemed to beneficially own held by funds and separately managed accounts under its control, and which Messrs. Wilmot B. Harkey and Daniel Mack may also be deemed to beneficially own as the managing members of Nantahala, and as to which they share voting and dispositive power with Nantahala. The address for each of Nantahala and these persons is 130 Main Street, 2nd floor, New Canaan, Connecticut 06840.
(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2020, all of the reported shares are beneficially owned by each of Renaissance Technologies, LLC (RTC) and Renaissance Technologies Holdings Corporation (RTHC), the majority owner of RTC. Of the reported shares, each of RTC and RTHC are stated to have sole voting power as to 5,393,029 shares, sole dispositive power as to 5,402,055 shares and shared dispositive power as to 3,174 shares. The address for each of these entities is 800 Third Avenue, New York, New York 10022.
(3)	Based on information contained in a Schedule 13G filed with the SEC on February 7, 2020, all of the reported shares are beneficially owned by BlackRock, Inc. (BlackRock). According to the filing, BlackRock has sole voting power as to 4,690,888 shares and sole dispositive power as to all such shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.
(4)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2020, all of the reported shares are beneficially owned by Dimensional Fund Advisors LP (Dimensional). According to the filing, Dimensional has sole voting power as to 4,384,877 shares and sole dispositive power to all such shares. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or subadvisor to certain funds. In certain cases, subsidiaries of Dimensional may act as an advisor to certain funds. In its role as investment advisor or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the funds and may be deemed to be the beneficial owner of the shares of the Company held by the funds. All securities reported are owned by the funds. Dimensional and/or its subsidiaries disclaim beneficial ownership of such securities. The address is Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(5)	Based on information contained in a Schedule 13G filed with the SEC on February 20, 2020, the reported shares are beneficially owned by EJF Capital LLC (EJF), Emanuel J. Friedman, EJF Debt Opportunities Master Fund, L.P. (EJF Fund I L.P.), EJF Debt Opportunities GP, LLC (EJF GP LLC), EJF Debt Opportunities Master Fund II, LP (EJF Fund II LP), and EJF Debt Opportunities II GP, LLC (EJF II GP LLC). Based on information contained in a Schedule 13G filed with the SEC on February 20, 2020, the reported shares are beneficially owned by EJF Capital LLC (EJF), Emanuel J. Friedman, EJF Debt Opportunities Master Fund, L.P. (EJF Fund I L.P.), EJF Debt Opportunities GP, LLC (EJF GP LLC), EJF Debt Opportunities Master Fund II, LP (EJF Fund II LP), and EJF Debt Opportunities II GP, LLC (EJF II GP LLC). According to the filing, EJF, as sole member and manager of EJF GP LLC and EJF II GP LLC, and Mr. Friedman, as controlling member of EJF, have shared voting and dispositive power as to all shares. EJF GP LLC, as general partner of EJF Fund I L.P., and EJF Fund I L.P. have shared voting and dispositive power as to 2,364,264 shares. EJF II GP LLC, as general partner of EJF Fund II LP, and EJF Fund II LP have shared voting and dispositive power as to 926,991 shares. The address of EJF is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.
(6)	Consists of (i) 886,780 shares held of record by Mr. Breslow; (ii) 32,000 shares held in a trust for Mr. Breslow’s minor daughter for which Mr. Breslow’s spouse serves as trustee; and (ii) 32,000 shares held in a trust for Mr. Breslow’s minor son for which Mr. Breslow’s spouse serves as trustee.
(7)	Reflects (i) options exercisable as of February 28, 2020; (ii) shares subject to options exercisable within 60 days of February 28, 2020; and (iii) unvested RSUs subject to vesting within 60 days of February 28, 2020.

2020 PROXY STATEMENT	54

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above under “Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

•	We have been or are to be a participant;
•	The amount involved exceeded or exceeds $120,000; and
•	Any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our Certificate and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

—	POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a related party transactions policy which delegates to the Audit Committee primary responsibility for reviewing and, if applicable, approving and/or ratifying related party transactions. In certain circumstances, related party transactions can be reviewed by the Nominating Committee and/or Audit Committee, or by the disinterested members of the Board of Directors as determined by either Committee, in its sole discretion. A related party is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Under the policy, our directors and executive officers (including director nominees and proposed executive officers) are required to promptly notify the Company’s General Counsel of any potential or actual related party transactions. Potential related party transactions are then reviewed and analyzed with the Audit Committee, in consultation with the General Counsel and third-party experts, if needed, to determine whether the transaction is of a type that requires compliance with the policy.

In reviewing such transactions, the Audit Committee will consider all relevant facts and circumstances including, among others:

•	The commercial reasonableness of the terms of the related party transaction;
•	The benefit or perceived benefit (or lack thereof) of the related party transaction to the Company;
•	Whether there are business reasons for the Company to enter into the related party transaction;
•	Whether the related party transaction would impair the independence of an outside director;
•	Whether there are reputational, conflict of interest, competitive or similar risks to the Company associated with the related party transaction;
•	The materiality and character of the related party’s interest in the transaction;
•	Whether there are alternatives available that do not involve a related party transaction; and
•	Whether the transaction would present an improper conflict of interest for any director or executive officer.

Under the policy, the Audit Committee has reviewed certain transactions and determined them to be generally preapproved, including, among others:

•	A transaction where the aggregate amount of the related party’s interest is not expected to exceed $120,000 in any calendar year;
•	Compensation paid to a director or designee that has been approved by the Compensation Committee; and
•	A transaction with an entity at which a related party is an employee (other than an executive officer), director, limited partner or beneficial owner of less than 5% of the entity’s common stock and the amount involved in the transaction does not exceed the greater of $2 million or 2% of that entities total annual revenues.

The Audit Committee retains the right to review, approve and/or ratify any preapproved transaction in its discretion.

2020 PROXY STATEMENT	55

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—	TRANSACTIONS WITH RELATED PARTIES

In connection with our publicly announced common share repurchase program, we bought shares from related parties as described below.

On November 5, 2019, we repurchased 4,054,250 common shares for approximately $18.6 million from Institutional Venture Partners XIV, L.P. On February 21, 2020, we repurchased 7,062,396 common shares for approximately $28.6 million from RRE Ventures IV, L.P.

Each transaction was a private transaction the seller initiated, and each was based on a price publicly reported by the New York Stock Exchange. Prior to each transaction, the seller had beneficially owned more than 5% of our outstanding common stock. Each transaction was approved by our Board of Directors in accordance with our related party transaction policy.

STOCKHOLDER COMMUNICATIONS POLICY

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the non-management members of the Board of Directors. Under the policy, stockholders may send communications to our General Counsel at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018, Attn: General Counsel. Our General Counsel shall review all incoming communications (except for mass mailings, service complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chairman of the Board.

Our General Counsel may decide in the exercise of his or her judgment whether a response to any communication is necessary and shall provide a report to the Nominating Committee on a quarterly basis of any communications received for which our General Counsel has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

OTHER MATTERS

—	DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires directors, certain officers and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for 2019, except that due to an administrative error, one late Form 4 was filed on behalf of Mr. Breslow reflecting one transaction.

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AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other OnDeck filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2019 with our management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board, or PCAOB, including PCAOB Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent accountants and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Neil E. Wolfson (Chair)
Bruce P. Nolop
Manolo Sánchez

2020 PROXY STATEMENT	57

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PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee of the Board of Directors has appointed Ernst & Young LLP as OnDeck’s independent registered public accountants for the year ending December 31, 2020 and the Board recommends that stockholders vote for ratification of such appointment. Although stockholder ratification of the appointment of our independent registered public accountants is not required under our governance documents, we are asking stockholders to ratify the appointment as a matter of prudent corporate governance. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of OnDeck and its stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

Ernst & Young LLP served as OnDeck’s independent registered public accounting firm for the year ended December 31, 2019. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

—	PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth all fees accrued or paid to Ernst & Young LLP for the years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees(1)	$1,614,000	$1,131,000
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$289,000	$144,000
All Other Fees(4)	$55,000	$284,000
TOTAL	$1,958,000	$1,559,000

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated or subsidiary financial statements, including audited financial statements presented in our Annual Report, the audit of our internal control over financial reporting, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those years.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, and IRS audit support.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

Pre-approval Policy

Under our Audit Committee’s policy governing our use of the services of our independent registered public accountants, the Audit Committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2019 and 2018, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” that were billed by Ernst & Young LLP were approved by the Audit Committee in accordance with SEC requirements.

In the year ended December 31, 2019, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

2020 PROXY STATEMENT	58

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—	VOTE REQUIREMENT

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2020. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Ernst & Young LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS ONDECK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2020.

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

New York, New York
March 18, 2020

2020 PROXY STATEMENT	59

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 07, 2020 at 1:00 A.M., New York time.

Online Go to www.envisionreports.com/ONDK or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ONDK

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4 and for every 1 YEAR on Proposal 3.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Noah Breslow				02 - Jane J. Thompson				03 - Ronald F. Verni

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. Advisory approval of the company’s 2019 executive compensation				3. Advisory vote on the frequency of future stockholder advisory votes on executive compensation

4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

C 1234567890 J N T 1 U P X 4 5 7 1 1 9

037P4C

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2020 Annual Meeting Admission Ticket

2020 Annual Meeting of
On Deck Capital, Inc. Stockholders

Thursday, May 07, 2020, 8:00 A.M. MT
On Deck Capital, Inc., 101 West Colfax Avenue, 9th Floor
Denver, Colorado 80202

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

The meeting is being held at On Deck Capital, Inc., 101 West Colfax Avenue, 9th Floor, Denver, Colorado, 80202. Public transportation is advised.

Public Transportation Information:	Denver International Airport (DIA) Information:

•  Civic Center Station is located across the street from On Deck Capital,   Inc. office. The station services numerous routes including Free MallRide,   Free MetroRide, 0, 6, 12, 3L, 83L, CV, EV, etc.

•  Union Station is located within walking distance and services Amtrak,   Free MetroRide, Free MallRide, Light Rail lines A, B, C, D, E, G and W.

•  DIA is approximately 40 mins away by car via Peña Blvd and I-70.

•  Light rail line A provides a regular service between DIA and Union Station.

Parking Information:

•  Parking is available for a fee, subject to availability, at several nearby   public garages and on-street.

Attendance at the 2020 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 in lieu of producing a glossy annual report.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – On Deck Capital, Inc.

Notice of 2020 Annual Meeting of Stockholders

This Proxy is Solicited by the Board of Directors of On Deck Capital, Inc. for the 2020 Annual Meeting of Stockholders to be held Thursday, May 07, 2020.

The undersigned stockholder of On Deck Capital, Inc., a Delaware corporation, hereby acknowledges receipt of the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement for the 2020 Annual Meeting of Stockholders of On Deck Capital, Inc. to be held Thursday, May 07, 2020 at 8:00 A.M. MT, at On Deck Capital, Inc., 101 West Colfax Avenue, 9th Floor, Denver, Colorado, 80202, and hereby appoints Noah Breslow, Kenneth A. Brause and Cory Kampfer, and each of them, as proxies and attorneys-in-fact, each with power of substitution and resubstitution and revocation and all powers that the undersigned would possess if personally present, to vote all of the shares owned by the undersigned at such meeting and any postponement(s) or adjournment(s) thereof as set forth on the reverse hereof, and in their discretion upon any other business that may properly come before such meeting and any such postponement(s) and adjournment(s).

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all three director nominees, FOR Proposals 2 and 4, and ONE YEAR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.